                                                                     EXHIBIT 3.4


===============================================================================




                                CREDIT AGREEMENT


                                   DATED AS OF

                                  MAY 24, 2002

                                 BY AND BETWEEN


                            CARRIZO OIL & GAS, INC.,
                               A TEXAS CORPORATION
                                   AS BORROWER

                                   CCBM, INC.,
                             A DELAWARE CORPORATION
                                  AS GUARANTOR

                                       AND

                             HIBERNIA NATIONAL BANK
                                    AS LENDER




===============================================================================

                                TABLE OF CONTENTS


ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS.............................................................2

            Section 1.1. Defined Terms.......................................................2

            Section 1.2. Accounting Terms....................................................14

ARTICLE II
COMMITMENT ..................................................................................15

            Section 2.1. The Revolving Line of Credit........................................15

            Section 2.2. The Borrowing Base Amount...........................................15

            Section 2.3. Revolving Loans.....................................................15

ARTICLE III
NOTES EVIDENCING THE LOANS...................................................................18

            Section 3.1. Revolving Note......................................................18

ARTICLE IV
INTEREST RATES...............................................................................18

            Section 4.1. Options.............................................................18

            Section 4.2. Interest Rate Determination.........................................19

            Section 4.3. Conversion Option...................................................19

ARTICLE V
CHANGE OF CIRCUMSTANCES......................................................................19

            Section 5.1. Unavailability of Funds or Inadequacy of Pricing....................19

            Section 5.2. Change in Laws......................................................19

            Section 5.3. Increased Cost or Reduced Return....................................20

            Section 5.4. Breakage Costs......................................................21

ARTICLE VI
FEES        .................................................................................22

            Section 6.1. Facility Fee........................................................22

            Section 6.2. Unused Fee..........................................................22

            Section 6.3. Letter of Credit Fee................................................23

            Section 6.4. Engineering Fee.....................................................23

ARTICLE VII
CERTAIN GENERAL PROVISIONS...................................................................23

            Section 7.1. Payments to the Lender..............................................23

            Section 7.2. No Offset, etc. ....................................................23

            Section 7.3. Principal Amount of Revolving Note..................................23

            Section 7.4. Rate Management Transactions........................................24

            Section 7.5. Calculation of Fees.................................................24

ARTICLE VIII
PREPAYMENTS..................................................................................24

            Section 8.1. Voluntary Prepayments...............................................24

            Section 8.2. Mandatory Prepayment Resulting from a Quarterly Reduction...........24

            Section 8.3. Mandatory Prepayment Resulting from Overadvances....................24

ARTICLE IX
SECURITY FOR THE INDEBTEDNESS................................................................24

            Section 9.1. Security............................................................24

ARTICLE X
CONDITIONS PRECEDENT.........................................................................25

            Section 10.1. Conditions Precedent to all Revolving Loans........................25

ARTICLE XI
REPRESENTATIONS AND WARRANTIES...............................................................27

            Section 11.1. Corporate Authority of the Borrower................................27

            Section 11.2. Financial Statements...............................................27

            Section 11.3. Title to Mortgaged Properties......................................27

            Section 11.4. Litigation.........................................................28

            Section 11.5. Approvals..........................................................29

            Section 11.6. Required Insurance.................................................29

            Section 11.7. Licenses...........................................................29

            Section 11.8. Adverse Agreements.................................................29

            Section 11.9. Default or Event of Default........................................29

            Section 11.10. Employee Benefit Plans............................................29

            Section 11.11. Investment Company Act............................................29

            Section 11.12. Public Utility Holding Company Act................................29

            Section 11.13. Regulations X, T and U............................................30

            Section 11.14. Location of Offices and Records...................................30

            Section 11.15. Information.......................................................30

            Section 11.16. Environmental Matters.............................................30

            Section 11.17. Solvency of the Borrower..........................................32

            Section 11.18. Governmental Requirements.........................................32

            Section 11.19. Corporate Authority of the Guarantor..............................32

            Section 11.20. Chase Purchase Agreement..........................................33

            Section 11.21. Security Agreement................................................33

            Section 11.22. Survival of Representations and Warranties........................33

ARTICLE XII
AFFIRMATIVE COVENANTS........................................................................33

            Section 12.1. Financial Statements; Other Reporting Requirements.................33

            Section 12.2. Notice of Default; Litigation; ERISA Matters.......................34

            Section 12.3. Maintenance of Existence, Properties and Liens.....................35

            Section 12.4. Taxes..............................................................35

            Section 12.5. Intentionally Deleted..............................................35

            Section 12.6. Compliance with Environmental Laws.................................35

            Section 12.7. Further Assurances.................................................36

            Section 12.8. Financial Covenants................................................37

            Section 12.9. Operations.........................................................37

            Section 12.10. Change of Location................................................38

            Section 12.11. Employee Benefit Plans............................................38

            Section 12.12. Deposit and Operating Accounts....................................38

            Section 12.13. Production Proceeds...............................................38

            Section 12.14. Field Audits; Other Information...................................38

            Section 12.15. Insurance.........................................................38

            Section 12.16. Subsidiaries......................................................39

            Section 12.17. Post Closing Matters..............................................39

            Section 12.18. Phase I Environmental Assessment..................................42

ARTICLE XIII
NEGATIVE COVENANTS...........................................................................42

            Section 13.1. Limitations on Fundamental Changes.................................42

            Section 13.2. Disposition of Assets..............................................42

            Section 13.3. Repurchase of Stock; Restricted Payments...........................42

            Section 13.4. Encumbrances; Negative Pledge......................................43

            Section 13.5. Debts, Guaranties and Other Obligations............................45

            Section 13.6. Investments, Loan and Advances.....................................46

            Section 13.7. Other Agreements...................................................48

            Section 13.8. Transactions with Affiliates.......................................48

            Section 13.9. Use of Revolving Loan Proceeds.....................................48

            Section 13.10. Commodity Transactions............................................48

            Section 13.11. Intentionally Deleted.............................................49

            Section 13.12. Payments on Permitted Subordinated Debt...........................49

ARTICLE XIV
EVENTS OF DEFAULT............................................................................49

            Section 14.1. Events of Default..................................................49

            Section 14.2. Waivers............................................................51

ARTICLE XV
MISCELLANEOUS................................................................................52

            Section 15.1. No Waiver; Modification in Writing.................................52

            Section 15.2. Addresses for Notices..............................................52

            Section 15.3. Fees and Expenses..................................................52

            Section 15.4. Security Interest and Right of Set-off.............................53

            Section 15.5. Waiver of Marshaling...............................................53

            Section 15.6. Governing Law......................................................53

            Section 15.7. Consent to Loan Participation......................................53

            Section 15.8. Consent to Syndication.............................................53

            Section 15.9. Indemnity..........................................................54

            Section 15.10. Maximum Interest Rate.............................................55

            Section 15.11. Waiver of Jury Trial; Submission to Jurisdiction..................55

            Section 15.12. Severability......................................................56

            Section 15.13. Headings..........................................................56

            Section 15.14. Confidentiality ..................................................56

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (the "Agreement") dated as of May 24, 2002, by and between CARRIZO OIL & GAS, INC., a Texas corporation (the "Borrower"), CCBM, INC., a Delaware corporation (the "Guarantor") and HIBERNIA NATIONAL BANK, a national banking association (the "Lender").

                                   RECITALS:

         1. The Guarantor is wholly owned Subsidiary of the Borrower.

         2. The Borrower has applied to the Lender for a revolving line of credit in the maximum aggregate principal amount of $30,000,000.00. Proceeds from the said line of credit, if extended, will be used in part by the Borrower to refinance the Borrower's existing indebtedness to Compass Bank, an Alabama state chartered banking institution ("Compass"). The remainder of the proceeds will be used by the Borrower to provide working capital and for direct investment in its oil and gas operations.

         3. The indebtedness of the Borrower to Compass arises under that certain First Amended, Restated, and Combined Loan Agreement dated August 28, 1997, as amended by the First Amendment thereto dated December 23, 1997, the Second Amendment thereto dated December 30, 1997, the Third Amendment thereto dated July 30, 1998, the Fourth Amendment thereto dated September 24, 1998, the Fifth Amendment thereto dated of March 22, 1999, the Sixth Amendment thereto dated as of April 23, 1999, the Seventh Amendment thereto dated August 27, 1999, the Eighth Amendment thereto dated November 11, 1999, the Ninth Amendment thereto dated December 15, 1999, the Tenth Amendment thereto dated November 3, 2000, the Eleventh Amendment thereto dated April 4, 2001, and the Twelfth Amendment dated July 25, 2001 (as so amended, the "Compass Loan Agreement").

         4. The indebtedness of the Borrower to Compass arising under the Compass Loan Agreement and the collateral therefor will be assigned or has been assigned to the Lender concurrently with the execution of this Agreement. Further, this Agreement amends and restates the Compass Loan Agreement.

         5. The Lender, subject to the terms and conditions of this Agreement, has agreed to extend the revolving line of credit to the Borrower.

         NOW, THEREFORE, in consideration of the mutual covenants hereunder set forth, the Borrower, the Guarantor, and Lender do hereby covenant, agree, and obligate themselves as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS


         SECTION 1.1. DEFINED TERMS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "ADVANCE OR ADVANCES" shall mean a Loan or Loans by the Lender hereunder.

         "AGREEMENT" shall mean this Credit Agreement, as the same may from time to time be amended, modified, supplemented, or restated and in effect from time to time.

         "BASE RATE" shall mean the base rate of interest established from time to time by The Wall Street Journal, as the "prime" lending rate on corporate loans posted by at least seventy-five percent (75%) of the nation's thirty largest banks, and which is not necessarily the lowest rate charged by the Lender, such rate to be adjusted automatically on and as of the effective date of any change in such Base Rate.

         "BASE RATE INTEREST PERIOD" shall mean, with respect to any Base Rate Loan, the period ending on the last day of each month, provided, however, that (i) if any Base Rate Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (ii) if any Base Rate Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date.

         "BASE RATE LOANS" shall mean any Loan during any period which bears interest based upon the Base Rate.

         "BASE RATE MARGIN" shall mean, with respect to each Base Rate Loan:

                  (i) 0.375% whenever the Borrowing Base Usage under the Revolving Line of Credit is greater than or equal to 90%; or

                  (ii) 0.000% whenever the Borrowing Base Usage under the Revolving Line of Credit is less than 90%

         "BORROWER" shall mean Carrizo Oil & Gas, Inc., a Texas corporation, together with its successors and assigns.

         "BORROWING BASE AMOUNT" shall mean at any time the valuation of the Borrower's Mortgaged Properties, projected oil and gas prices, underwriting factors, and any other factors deemed relevant by the Lender in its sole and complete discretion, all as evaluated and determined by the Lender in its sole and complete discretion on a semi-annual basis on October 31 and April 30. In addition, the Lender, in its sole and complete discretion, may conduct one unscheduled Borrowing Base Amount redetermination subsequent to each semi-annual redetermination, and the Borrower, at its option may request (and the

         Lender shall promptly thereafter perform) one Borrowing Base Amount redetermination after each scheduled semi-annual redetermination by the Lender. The Borrowing Base Amount also is subject to mandatory Quarterly Reductions. The Lender is not obligated under any circumstances to establish the Borrowing Base Amount based solely on oil and gas valuation data for the Mortgaged Properties. The initial Borrowing Base Amount, based on an effective date of March 31, 2002, is $12,000,000.00. All such determinations and valuations shall be in accordance with the Lender's normal practices and standards for oil and gas loans as may exist at the particular time of determination and valuation. The Borrowing Base Amount shall never exceed $30,000,000.00.

         "BORROWING BASE USAGE" shall mean the quotient of all amounts outstanding under Revolving Line of Credit plus the face amount of all outstanding Letters of Credit issued by the Lender under section 2.3.2. hereof divided by the Borrowing Base Amount then in effect.

         "BORROWING DATE" means the date elected by Borrower pursuant to Section
         2.3.4. hereof for an Advance.

         "BUSINESS DAY" means a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Louisiana or a day on which national banks are authorized to be closed in Lafayette, Louisiana.

         "CAPITAL LEASE OBLIGATIONS" means any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "CHASE PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated as of December 15, 1999 among the Borrower, CB Capital Investors, L.P., Mellon Ventures, L.P., Douglas A. P. Hamilton, Paul B. Loyd, Jr., and Steven A. Webster, as amended from time to time.

         "COLLATERAL" shall mean the Mortgaged Properties and any interest in any kind of property or assets pledged, mortgaged or otherwise subject to an Encumbrance in favor of the Lender pursuant to the Collateral Documents.

         "COLLATERAL DOCUMENTS" shall collectively refer to the Mortgage, the Security Agreement, the Guaranty, and any and all other documents now or hereafter in which an Encumbrance is created on any property of the Borrower or of any other Person to secure payment of the Indebtedness (or any part thereof) of the Borrower to the Lender under this Agreement and the Revolving Note.

         "COMMITMENT" shall mean the Lender's agreement to extend the Revolving Line of Credit as set forth in the Agreement.

         "COMPASS" shall mean Compass Bank, an Alabama state chartered banking institution.

         "CONSOLIDATED CURRENT ASSETS" shall mean the total of the Borrower's consolidated current assets, including the amounts available for borrowing under the Borrowing Base Amount, determined in accordance with GAAP. Current assets will not include the effects, if any, of marking to market Hedging Agreements pursuant to SFAS No. 133.

         "CONSOLIDATED CURRENT LIABILITIES" shall mean the total of the Borrower's consolidated current liabilities, excluding outstanding principal amounts due under the Commitment, determined in accordance with GAAP. Current liabilities will not include (i) the effects, if any, of Hedging Agreements pursuant to SFAS No. 133 and (ii) the Borrower's obligations under and in connection with the Series B Preferred Stock issued by Borrower and the Subordinated Promissory Notes.

         "CONSOLIDATED TANGIBLE NET WORTH" shall mean, at any time, the shareholder's equity of the Borrower on a consolidated basis, determined in accordance with GAAP, less all unamortized Debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and organization expense.

         "CURRENT RATIO" shall mean the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

         "DEBT" shall mean without duplication: (i) indebtedness for borrowed money; (ii) the face amounts of all outstanding standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of Borrower; (iii) guaranties of the Debt of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) in each case for the purpose of paying or discharging the Debt of any other Person; and (iv) the present value of all obligations for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under GAAP; provided that in no event shall the Borrower's obligations under and in connection with the Series B Preferred Stock issued by Borrower constitute Debt.

         "DEFAULT" shall mean an event which with the giving of notice or the lapse of time (or both) would constitute an Event of Default hereunder.

         "DEFENSIBLE TITLE" shall mean, with respect to the assets of the Borrower (i) the title of the Borrower to such assets is free and clear of all Encumbrances of any kind whatsoever (except to the extent permitted by the Loan Documents), and (ii) as to those wells for which a "working interest" and a "net revenue interest" are set forth on
         Schedule 11.3 (except to the extent disposed of or abandoned in accordance with the Loan Documents), the Borrower is entitled to receive the percentage of all hydrocarbons produced, saved and marketed from such wells in an amount not less than the net revenue interest set forth therein, without reduction, suspension or termination throughout the duration of the productive life of such wells, and the Borrower is obligated to bear the percentage of costs and expenses related to the maintenance, development and operation of such wells in an amount not greater than the working interest set forth on such Schedule, without increase throughout the productive life of such wells, except increases that also result in a proportionate increase in net revenue interest and as set forth on such Schedule.

         "DESIGNATED TITLE EXCEPTIONS" has the meaning given to such term in
         Section 11.3.

         "DOLLARS" and "$" shall mean lawful money of the United States of America.

         "EBITDA" means the Borrower's consolidated earnings before interest expense, income taxes, depreciation, amortization, depletion, oil and gas asset impairment write downs, lease impairment expense, gains and losses from the sale of capital assets, and other non-cash charges.

         "ENCUMBRANCES" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Encumbrance" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of the Agreement, the Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangements pursuant to which title to the property has been retained by or vested in some other Person for security purposes; provided, however, that the term "Encumbrance" shall not include a trust or similar arrangement established for the purpose of defeasing any indebtedness pursuant to the terms evidencing or providing for the issuance of such indebtedness but only to the extent that such defeasance is permitted under this Agreement.

         "ENVIRONMENTAL LAWS" shall mean any federal, state, local or tribal statute, law, rule, regulation, ordinance, code, permit, consent, approval, license, written policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, injunction, consent decree or judgment, or other authorization or requirement whenever promulgated, issued or modified, including the requirement to register underground storage tanks, well plugging and abandonment requirements, and oil and gas waste disposal requirements relating to:

                  (i) emissions, discharges, spills, migration, movement, releases or threatened releases of pollutants, contaminants, Hazardous Materials, or hazardous or toxic materials or wastes into or onto soil, land, ambient air, surface water, ground water, watercourses, publicly owned treatment works, drains, sewer systems, wetlands or septic systems;

                  (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials or hazardous and/or toxic wastes, material, products or by-products containing Hazardous Materials (or of equipment or apparatus containing Hazardous Materials); or

                  (iii) otherwise relating to pollution or the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended, the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., as amended, the Clean Water Act, 33 U.S.C. Sections 1251 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., as amended, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., as amended, the federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., as amended, the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq., as amended, the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C. Section 1671 et seq., as amended, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.C.S. Sections 136 et seq., as amended, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., as amended, and all comparable statutes of the States of Louisiana and Texas, and all comparable local Governmental Requirements in such states, and other environmental, conservation or protection laws in effect in any jurisdiction where any of the Mortgaged Properties of the Borrower are located.

         "ENVIRONMENTAL LIABILITIES" means with respect to any Person, any and all liabilities, responsibilities, losses, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury or for property damage), liens, administrative proceedings, damages (including, without limitation, loss or damage resulting from the occurrence of an Event of Default), punitive damages, consequential damages, treble damages, penalties, fines, monetary sanctions, interest, court costs, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage, or disposal costs, groundwater monitoring or environmental sampling costs, other causes of action and any other costs and expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees, costs of investigation and feasibility studies and disbursements in connection with any investigative, administrative or judicial proceeding), whether direct or indirect, known or unknown, absolute or contingent, past, present or future arising under, pursuant to or in connection with any Environmental Law, or any other binding obligation of such Person requiring abatement of pollution or protection of human health and the environment.

         "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Hazardous Materials into the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EURODOLLAR BUSINESS DAY" shall mean any date other than Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

         "EURODOLLAR INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan (i) initially, the period commencing on the date such Eurodollar Loan is made and ending one (1), two (2), three (3), or six (6) months thereafter as selected by the Borrower pursuant to Section 3.1.2., and thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower pursuant to Section 4.1.2., provided, however, that (a) if any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) if any Eurodollar Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) such Interest Period shall end on the last Business Day of a calendar month, and (c) any Eurodollar Interest Period which would otherwise expire after the Termination Date shall end on the Termination Date.

         "EURODOLLAR LOAN" shall mean any Loan during any period which bears interest at the Eurodollar Rate.

         "EURODOLLAR MARGIN" shall mean, with respect to each Eurodollar Loan:

                  (i) 2.375% per annum whenever the Borrowing Base Usage under the Revolving Line of Credit is greater than or equal to 90%;

                  (ii) 2.000% per annum whenever the Borrowing Base Usage under the Revolving Line of Credit is greater than or equal to 50% but less than 90%; or

                  (iv) 1.625% per annum whenever the Borrowing Base Usage under the Revolving Line of Credit is less than 50%.

         "EURODOLLAR RATE" shall mean with respect to any Eurodollar Interest Period, the offered rate for U.S. Dollar deposits of not less than $1,000,000 as of 11:00 A.M. City of London, England time two (2) Eurodollar Business Days prior to the first date of each Eurodollar Interest Period as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate system ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate, rounded upwards, if necessary to the nearest 1/16% and adjusted for the maximum cost of reserves, if any. Provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently obtained by the Lender from an alternate, substantially similar independent source available to the Lender or shall be calculated by the Lender by substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

         "EVENT OF DEFAULT" shall mean individually, collectively and interchangeably any of the Events of Default set forth below in Section
         14.1. hereof.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transaction with members of the Federal Reserve System arranged by federal fund brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day, next succeeding such day; provided, however, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on the next succeeding Business Day, the Federal Funds Rate for such day shall be the average of quotations for such Business Day on such transactions received by the Lender from three (3) federal funds brokers of recognized standing selected by it. If, for any reason, the Lender shall have determined (which determination shall be conclusive, absent manifest error) that it is unable to ascertain the Federal Funds Rate, including the inability or failure of the Lender to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (i) of the first sentence of the definition of Base Rate until the circumstances giving rise to such inability no longer exist.

         "GAAP" shall mean, at any time, accounting principles generally accepted in the United States as then in effect.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GOVERNMENTAL REQUIREMENT" shall mean any applicable state, federal or local law, statute, ordinance, code, rule, regulation, order or decree.

         "GUARANTOR" means CCBM, Inc., a Delaware corporation, and its successors and assigns.

         "GUARANTY" means that certain Commercial Guaranty of even date with the Agreement by the Guarantor in favor of the Lender, as amended and/or restated from time to time and in effect.

         "HAZARDOUS MATERIALS" means (1) hazardous materials, hazardous wastes, and hazardous substances including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table, 49 C.F.R. Section 172.101, as amended, or listed by the federal Environmental Protection Agency as hazardous substances under or pursuant to 40 C.F.R. Part 302, as amended, or substances, materials, contaminants or wastes which are or become regulated under any Environmental Law, including without limitation, those substances, materials, contaminants or wastes as defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, the federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended, the Occupational Safety and Health Act, 2 U.S.C. Section 651 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., as amended and the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C. Section 1671 et seq., as amended; (2) all substances, materials, contaminants or wastes listed in all comparable statutes of the States of Louisiana and Texas and in comparable local Requirements of Law in such states; (3) acid gas, sour water streams or sour water vapor streams containing hydrogen sulfide or other forms of sulphur, sodium hydrosulfide and ammonia; (4) Hydrocarbons; (5) natural gas, synthetic gas, and any mixtures thereof; (6) asbestos and/or any material which contains 1% or more, by weight, of any hydrated mineral silicate, including but not limited to chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (7) PCB's, or PCB containing materials or fluids; (8) radon; (9) naturally occurring radioactive material, radioactive substances or waste; (10) salt water and other oil and gas wastes and
         (11) any other hazardous or noxious substance, material, pollutant, emission, or solid, liquid or gaseous waste.

         "HEDGING AGREEMENT" means (a) any interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection agreement or any option with respect to any such transaction and (b) any swap agreement, cap, floor, collar, exchange transaction, forward agreement, or other exchange or protection agreement relating to Hydrocarbons or any option with respect to any such transaction.

         "HYDROCARBONS" means oil, gas, casing head gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulphur and all other materials.

         "INDEBTEDNESS" shall mean, at any time, the Reimbursement Obligations, obligations of the Borrower under Rate Management Transactions (including all renewals, extensions, modifications, and substitution thereof and therefor) and all cancellations, buy backs, reversals, terminations, or assignments of Rate Management Transactions, and the indebtedness of the Borrower evidenced by the Revolving Note executed by the Borrower pursuant to this Agreement, including principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges, together with all commitment fees and other indebtedness and costs and expenses for which the Borrower is responsible under this Agreement or under any of the Related Documents. In addition, the word "Indebtedness" also includes, any and all other loans, extensions of credit, obligations, debts and liabilities of the Borrower, plus interest thereon, that may now and in the future be owed to or incurred in favor of the Lender, as well as all claims by the Lender against the Borrower, whether existing now or later; whether they are voluntary or involuntary, due or to become due, direct or indirect or by way of assignment, determined or undetermined, absolute or contingent, liquidated or unliquidated; whether the Borrower may be liable individually or jointly with others, of every nature and kind whatsoever, in principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges; whether the Borrower may be obligated as principal obligor, guarantor, surety, accommodation party or otherwise.

         "INTEREST PAYMENT DATE" shall mean (i) for a Base Rate Loan, the last Business Day of each month such Loan is outstanding beginning June 30, 2002 and (ii) for a Eurodollar Loan, the last Eurodollar Business Day of each Eurodollar Interest Period for such Loan, and during any Eurodollar Interest Period of six (6) months, the Eurodollar Business Day occurring three (3) months after the commencement of such Interest Period.

         "INTEREST PERIOD" shall mean any Base Rate Interest Period or Eurodollar Interest Period.

         "LEASES" shall mean all present and future oil, gas and mineral leases or interests therein now owned or hereafter acquired by the Borrower that form part of the Mortgaged Properties.

         "LENDER" means Hibernia National Bank, and its successors and assigns.

         "LETTERS OF CREDIT" shall mean the letters of credit issued by the Lender pursuant to Section 2.3.2. hereof.

         "LIABILITIES" shall mean, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "LOANS" shall mean, collectively, the Revolving Loans.

         "LOAN DOCUMENTS" shall mean this Agreement, the Revolving Note, the Guaranty, the Collateral Documents and any other Related Documents.

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to the Borrower and/or the Guarantor, as the case may be, an event which causes a material adverse effect on the business, assets, operations or condition (financial or otherwise) of such Person.

         "MAXIMUM RATE" shall mean, at any particular time in question, the maximum non-usurious rate of interest which under applicable law may then be charged on the Loans, the Reimbursement Obligations or any other obligations hereunder. If such Maximum Rate changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as the effective date of each change in such Maximum Rate.

         "MEMORANDUM" shall mean that certain Memorandum of Subordination Agreement dated as of December 15, 1999, by and among the parties to the Chase Purchase Agreement and Compass.

         "MORTGAGE" shall mean those certain mortgages, security agreements, and/or deeds of trust by the Borrower in favor of Compass, as restated in favor of the Lender pursuant to (i) Amended and Restated Mortgage, Collateral Assignment, Security Agreement, and Financing Statement by Borrower in favor of the Lender dated of even date with the Agreement, as the same may be amended, supplemented, and/or restated from time to time and in effect, and (ii) Deed of Trust, Mortgage, Security Agreement, Fixture Filing, and Financing Statement by the Borrower in favor of the Lender dated of even date with the Agreement, as the same may be amended, supplemented and/or restated from time to time and in effect.

         "MORTGAGED PROPERTIES" shall mean the property and interests of the Borrower encumbered by the Mortgage.

         "NON-RECOURSE INDEBTEDNESS" shall mean Obligations owed by the Guarantor to Rocky Mountain Gas, Inc., and Obligations of the Borrower and/or the Guarantor for which the Borrower and/or the Guarantor, as the case may be, are not personally liable for payment of the Obligations.

         "NOTE" shall mean the Revolving Note as said promissory note may be renewed or extended, together with all other promissory note or notes given in renewal, substitution, or as a refinancing of any part of the indebtedness evidenced thereby.

         "OBLIGATIONS" of any Person means Liabilities in any of the following categories: (a) Liabilities for borrowed money; (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services; (c) Liabilities evidenced by a bond, debenture, note or similar instrument; (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations); (e) Liabilities arising under Hedging Agreements; (f) Liabilities constituting principal under leases capitalized in accordance with GAAP, (g) Liabilities arising under conditional sales or other title retention agreements; (h) Liabilities owing under direct to indirect guaranties of Obligations of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Obligations of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Obligations, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection; (i) Liabilities (for example, repurchase agreements and sale/leaseback agreements) consisting of an obligation to purchase or lease securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property; (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor; (k) Liabilities with respect to payments received in consideration of oil, gas or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment); or (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the "Obligations" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 120 days past original invoice or billing date therefor.

         "PERMITTED ENCUMBRANCES" shall have the meaning ascribed to such term in Section 13.4. hereof.

         "PERSON" shall mean an individual or a corporation, partnership, trust, joint venture, incorporated or unincorporated association, joint stock company, government, or an agency or political subdivision thereof, or other entity of any kind.

         "PURCHASE MONEY INDEBTEDNESS" means Debt incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Debt assumed in connection with the acquisition of any such assets or secured by an Encumbrance on any such assets prior to the acquisition thereof, and any extension, renewal or replacement of any such Debt.

         "QUARTERLY REDUCTION" shall mean each quarterly reduction, if any, to the Borrowing Base Amount on the last day of each June, September, December, and March based upon Lender's redetermination of the Borrowing Base Amount. All such determinations and valuations shall be in accordance with the Lender's normal practices and standards for oil and gas loans as may exist at the particular time of determination and valuation. The initial Quarterly Reduction will be $1,250,000.00 effective June 30, 2002. Thereafter, the Lender will establish the Quarterly Reduction.

         "RATE MANAGEMENT TRANSACTION" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and the Lender or affiliate thereof which is (i) an interest rate protection agreement, foreign currency exchange agreement or other interest or interest rate hedging agreement entered into in the ordinary course and not for speculative purposes or (ii) a commodity price hedging agreement or arrangement entered into in the ordinary course and not for speculative purposes.

         "REIMBURSEMENT OBLIGATIONS" shall mean at any time, the obligations of Borrower in respect of all Letters of Credit then outstanding to reimburse amounts paid by the Lender in respect of any drawing or drawings under a Letter of Credit.

         "RELATED DOCUMENTS" shall mean and include individually, collectively, interchangeably and without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, collateral mortgages, deeds of trust, and all other instruments and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

         "RELEASE" means any release, spill, emission, leak, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Materials into the environment or into or out of any real property of Borrower, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater and/or land which could reasonably be expected to form the basis of an Environmental Liability against Borrower.

         "REMEDIAL ACTION" means any action to (i) clean up, remove, treat or in any other way address Hazardous Materials in the environment, (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so they do not mitigate or endanger or threaten to endanger public health or welfare or the environment or
         (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "REQUEST FOR ADVANCE" shall mean the Borrower's request for a Revolving Loan.

         "REVOLVING LOANS" shall mean loans made by the Lender under the Revolving Note to the Borrower in accordance with and subject to the terms of the Commitment.

         "REVOLVING LINE OF CREDIT" shall mean a three (3) year reducing revolving line of credit to the Borrower pursuant to the Commitment by the Lender, subject at all times to the Borrowing Base Amount then in effect.

         "REVOLVING NOTE" mean the Revolving Note substantially in the form of Exhibit "C" hereto issued or to be issued to Lender to evidence the indebtedness to the such Lender arising by reason of Advances, together with all modifications, renewals and extensions thereof or of any part thereof.

         "SECURITY AGREEMENT" shall mean that certain Stock Pledge and Security Agreement executed by the Borrower in favor of the Lender of even date with the Agreement, affecting 100% of the outstanding stock of the Guarantor, as the same may be amended, supplemented, and/or restated from time to time and in effect.

         "SOLVENT" shall mean, when used with respect to any Person on a particular day, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all of the facts and circumstances existing at such time, represents the amount that can be reasonably expected to become an actual or matured liability.

         "SUBJECT BUSINESS" shall mean the exploration, development, exploitation and production of natural gas and crude oil.

         "SUBORDINATED PROMISSORY NOTES" shall mean those certain promissory notes dated December 15, 1999 executed by the Borrower pursuant to the Chase Purchase Agreement, together with all modifications, renewals and extensions thereof or any part thereof.

         "SUBSIDIARIES" shall mean at any date with respect to any Person all the corporations of which such Person at such date, directly or indirectly, owns 50% or more of the outstanding capital stock (excluding directors' qualifying shares), and "SUBSIDIARY" means any one of the Subsidiaries.

         "TERMINATION DATE" shall mean the earlier to occur of (i) January 31, 2005 or (ii) the date of termination of the Commitment pursuant to
         Article XIV hereof.

         "TOTAL OUTSTANDINGS" shall mean as of any date, without duplication, the sum of (i) the total principal balance outstanding on the Revolving Note, plus (ii) the total face amount of all outstanding Letters of Credit plus (iii) the total of all Reimbursement Obligations.

         "TRANCHE" shall mean a Eurodollar Loan for a particular Interest Period and/or a Base Rate Loan.

         "UCC" shall mean the Uniform Commercial Code-Secured Transactions (La. R.S. 10:9-101 et seq.) in the State of Louisiana, as amended from time to time, provided that if by reason of mandatory provisions of law, the perfection or effect of perfection or non-perfection of the Lender's Encumbrances against the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Louisiana, then "UCC" means the Uniform Commercial Code as the same may be amended from time to time and in effect in such other jurisdiction.

         SECTION 1.2. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

                                   ARTICLE II

                                   COMMITMENT

          SECTION 2.1. THE REVOLVING LINE OF CREDIT. Subject to the terms and conditions of this Agreement, the Lender agrees to make Advances to the Borrower during the period from the date hereof until the Termination Date, by making Revolving Loans under the Revolving Line of Credit to the Borrower from time to time, provided, however, that at no time shall the sum of the aggregate principal amount of such Revolving Loans to the Borrower made by the Lender under the Revolving Line of Credit at such time outstanding exceed the Borrowing Base Amount then in effect.

          SECTION 2.2. THE BORROWING BASE AMOUNT. The initial Borrowing Base Amount is hereby fixed at $12,000,000.00 effective March 31, 2002. It is agreed and understood that the Lender will re-evaluate and re-establish the Borrowing Base Amount on a semi-annual basis on each October 31 and April 30. The Borrowing Base Amount also is subject, in the Lender's sole and complete discretion, to one (1) unscheduled redetermination of the Borrowing Base Amount after each scheduled semi-annual redetermination by the Lender. The Borrower, at its option, also may request (and the Lender shall promptly thereafter perform) one (1) unscheduled Borrowing Base Amount redetermination after each scheduled semi-annual redetermination by the Lender. The parties agree and understand that the Borrowing Base Amount is further subject to Quarterly Reductions based upon the Lender's re-evaluation of the Borrowing Base Amount at such time.

          SECTION 2.3. REVOLVING LOANS.

          SECTION 2.3.1. REVOLVING LOANS. Subject to the terms and conditions of this Agreement, the Lender agrees to make Revolving Loans to the Borrower from time to time under the Revolving Line of Credit in accordance with the terms of this Agreement. Within the limits set forth herein, the Borrower may borrow from the Lender hereunder, repay any and all such Revolving Loans as hereinafter provided and reborrow hereunder; provided, however, each Revolving Loan shall be in an amount not less than $250,000.00 The Borrower's obligation to repay the Revolving Loans made by the Lender shall be evidenced by the Revolving Note. Revolving Loans shall bear interest, at Borrower's option, at the Base Rate plus the Base Rate Margin or the Eurodollar Rate plus the Eurodollar Margin. The total number of Tranches under the Revolving Line of Credit which may be outstanding at any time hereunder shall never exceed five (5) Tranches, whether such Tranches are Base Rate Loans, Eurodollar Loans, or a combination thereof.

          SECTION 2.3.2. LETTERS OF CREDIT. On the terms and conditions hereinafter set forth, the Lender shall from time to time during the period beginning on the date of this Agreement and ending on the Termination Date upon request of Borrower issue standby letters of credit for the account of the Borrower for general corporate purposes in such amounts as the Borrower may request but not to exceed in the aggregate face amount at any time outstanding the sum of $5,000,000.00 (subject to the additional limitations on the amounts thereof set forth in Section 2.3.3. below), each such letter of credit shall have an expiry date no later than the earlier of one

(1) year from the date of issuance or the Termination Date, whichever occurs first (the "Letters of Credit"). On each day during the period while any such Letter of Credit is issued and outstanding in accordance with the provisions of this Agreement, the sum of the face amount of each such outstanding Letter of Credit shall be treated as an Advance under the Revolving Line of Credit. Borrower hereby unconditionally agrees to pay and reimburse the Lender for the amount of each payment under any Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is made by the Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt from any beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Lender shall promptly notify the Borrower of the demand and the date upon which such payment is to be made by the Lender to such beneficiary in respect of such demand. Forthwith upon receipt of such notice from the Lender, Borrower shall advise the Lender whether or not it intends to borrow under the Revolving Line of Credit to finance its obligations to reimburse the Lender, and if so, submit a Request for Advance as provided in
Section 2.3.4. hereof.

          SECTION 2.3.3. PROCEDURE FOR OBTAINING LETTERS OF CREDIT. The amount and date of issuance, renewal, extension or reissuance of a Letter of Credit pursuant to the Section 2.3.2. shall be designated by the Borrower's written request delivered to the Lender at least three (3) Business Days prior to the date of such issuance, renewal, extension or reissuance. Concurrently with or promptly following the delivery of the request for a Letter of Credit, the Borrower shall execute and deliver to the Lender an application and agreement with respect to the Letter of Credit, said application and agreement to be in the form customarily used by the Lender. The terms of this Agreement shall control in case of any conflict between the terms of this Agreement and the Lender's form of application and agreement with respect to Letters of Credit. The Lender shall not be obligated to issue, renew, extend or reissue such Letters of Credit if (i) the Lender does not approve the requested form of the Letter of Credit or any of the terms thereof, such approval not to be unreasonably withheld, (ii) the amount thereon when added to the amount of the outstanding Letters of Credit exceeds $5,000,000.00, or (iii) the amount thereof when added to the total outstanding Advances under the Revolving Line of Credit would exceed the Borrowing Base Amount then in effect. Borrower agrees to pay the Lender a fee for the issuance of each Letter of Credit, which fee shall be due and payable by the Borrower to the Lender upon issuance of each Letter of Credit by the Lender and on each anniversary date of such issuance while such Letter of Credit is outstanding. The said fee shall be a per annum fee in the amount equal to the applicable Eurodollar Margin times the face amount of the Letter of Credit for such period (calculated separately for each Letter of Credit).

          SECTION 2.3.4. MANNER AND NOTICE OF BORROWING UNDER THE REVOLVING LINE OF CREDIT. Requests For Advances under the Revolving Line of Credit may be made by the Borrower, in writing (including facsimile transmission) to the Lender and such requests shall be fully authorized by the Borrower if made by any one of the persons designated by the Borrower in writing to the Lender. The form of Request for Advance is attached hereto as Exhibit "B", and includes a designation by Borrower of the Borrowing Date. The Lender shall have the right, but not the obligation, to verify any telephone requests by calling the person who made the request at the telephone number designated by the Borrower in writing to the Lender. Requests For

Advances must be received by not later than 11:00 a.m. (Central Time) (i) one
(1) Business Day prior to the Borrowing Date in the case of Base Rate Loans, or
(ii) three (3) Business Days prior to any proposed Borrowing Date in the case of Eurodollar Loans. Not later than 2:00 p.m., Lafayette, Louisiana time, on the Borrowing Date, the Lender shall make available to Borrower the aggregate amount of such requested Advance by crediting same to Borrower's checking account and mailing the resulting credit advice to Borrower. The Lender shall not incur any liability to Borrower in acting upon any Request for Advance referred to above which the Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 2.3.4. Upon funding of Advances by the Lender in accordance with this Agreement, pursuant to any such Request for Advance, Borrower shall have effected Advances hereunder. Each Request for Advance for a Revolving Loan must specify whether such Loan is a Eurodollar Loan or a Base Rate Loan and the applicable Tranche. The Lender's copy of such credit advice indicating such deposit to the account of the Borrower shall be deemed conclusive evidence of the Borrower's indebtedness to the Lender in connection with such borrowing. The aggregate outstanding amount of principal and interest due by the Borrower at any given time under the Commitment shall be and constitute the indebtedness of the Borrower to the Lender under the Revolving Note made by the Borrower. When each Advance is made by the Lender to the Borrower hereunder, the Borrower shall be deemed to have renewed and reissued the Revolving Note for the amount of the Advance plus all amounts due by the Borrower to the Lender under the Commitment immediately prior to such advance.

          SECTION 2.3.5. USE OF PROCEEDS. The Borrower shall use the proceeds of the Revolving Loans to refinance its senior secured debt with Compass, to finance working capital requirements, and for direct investments in its oil and gas operations.

                                   ARTICLE III

                            NOTE EVIDENCING THE LOANS


          SECTION 3.1. REVOLVING NOTE.

          SECTION 3.1.1. FORM OF REVOLVING NOTE. The Revolving Loans shall be evidenced by a Revolving Note in the maximum aggregate face amount of $30,000,000.00, in favor of the Lender, and shall be in the form of Exhibit "C" attached hereto with appropriate insertions. Notwithstanding the face amount of the Note, the actual principal amount due from Borrower to the Lender on account of the Revolving Note, as of any date of computation, shall be the sum of Advances then and theretofore made on account thereof, less all principal payments actually received by Lender in collected funds with respect thereto. Although the Revolving Note may be dated as of the date of this Agreement, interest in respect thereof shall be payable only for the period during which the loans evidenced thereby are outstanding and, although the stated amount of the Revolving Note may be higher, the Revolving Note shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the loans.

          SECTION 3.1.2. PAYMENT OF THE REVOLVING NOTE. Subject to the requirements of Article VIII below, interest on the unpaid principal balance of the Revolving Note shall be payable on each Interest Payment Date and on the Termination Date. Subject to the requirements of Article VIII below, the outstanding principal due under the Revolving Note resulting from Advances under shall be due and payable on the Termination Date.


                                   ARTICLE IV

                                 INTEREST RATES

          SECTION 4.1. OPTIONS.

          SECTION 4.1.1. BASE RATE LOANS. On Base Rate Loans, Borrower agrees to pay interest calculated on the basis of a year consisting of 365/366 days with respect to the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of
(i) the Maximum Rate and (ii) the Base Rate plus the Base Rate Margin. Past due principal, to the extent permitted by law, shall bear interest, payable upon demand, at the lesser of (i) the Maximum Rate and (ii) the default rate specified in the Revolving Note.

          SECTION 4.1.2. EURODOLLAR LOANS. On Eurodollar Loans, Borrower agrees to pay interest calculated on the basis of a year consisting of 360 days with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of
(i) the Maximum Rate and (ii) the Eurodollar Rate plus the Eurodollar Margin. Past due principal, to the extent permitted by law, shall bear interest, payable on demand, at the lesser of (i) the Maximum Rate and (ii) the default rate specified in the Revolving Note. Upon three (3) Business Days written notice prior to the making by the Lender of any Eurodollar Loan (in the case of the initial Interest Period therefor) or the expiration date of each succeeding Interest Period (in the case of subsequent Interest Periods therefor), Borrower shall have the option, subject to compliance by Borrower with all of the provisions of this Agreement, as long as no Event of Default exists, to specify whether the Interest Period commencing on any such date shall be a one (1), two (2), three
(3) or six (6) month period. If the Lender shall not have received timely notice of a designation of such Interest Period as herein provided, Borrower shall be deemed to have elected to convert all maturing Eurodollar Loans to Base Rate Loans.

          SECTION 4.2. INTEREST RATE DETERMINATION. The Lender shall determine each interest rate applicable to any Base Rate Loan or Eurodollar Loan and its determination shall be conclusive absent manifest error. The Lender shall notify the Borrower of each interest rate determination within a reasonable time after each such determination.

          SECTION 4.3. CONVERSION OPTION. Borrower may elect from time to time
(i) to convert all or any part of its Eurodollar Loans to Base Rate Loans by giving the Lender irrevocable notice of such election in writing prior to 10:00 a.m. (Lafayette, Louisiana time) on the conversion date and such conversion shall be made on the requested conversion date, provided that any such conversion of Eurodollar Loan shall only be made on the last day of the Eurodollar Interest Period with respect thereof, and (ii) to convert all or any part of its Base Rate Loans to Eurodollar Loans by giving the Lender irrevocable written notice of such election three (3) Business Days prior to the proposed conversion and such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day on the next succeeding Business Day. Any such conversion shall not be deemed to be a prepayment of any of the Loans for purposes of this Agreement on the Revolving Note.


                                    ARTICLE V

                             CHANGE OF CIRCUMSTANCES


          SECTION 5.1. UNAVAILABILITY OF FUNDS OR INADEQUACY OF PRICING. In the event that, in connection with any proposed Eurodollar Loan, the Lender determines, which determination shall, absent manifest error, be final, conclusive and binding upon all parties, due to changes in circumstances since the date hereof, adequate and fair means do not exist for determining the Eurodollar Rate or such rate will not accurately reflect the costs to the Lender of funding Eurodollar Loans for such Eurodollar Interest Period, the Lender shall give notice of such determination to the Borrower, whereupon, until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lender to make, continue or convert Loans into Eurodollar Loans shall be suspended, and all loans to Borrower shall be Base Rate Loans during the period of suspension.

          SECTION 5.2. CHANGE IN LAWS. If at any time after the date hereof any new law or any change in existing laws or in the interpretation by any governmental authority, central bank, or comparable agency charged with the administration or interpretation thereof, of any new or existing laws shall make it unlawful for the Lender to make or continue to maintain or fund Eurodollar Loans hereunder, then Lender shall promptly notify Borrower in writing of Lender's obligation to make, continue or convert Loans into Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for Lender to make or maintain Eurodollar Loans. Upon receipt of such notice, Borrower shall either repay the outstanding Eurodollar Loans owed to the Lender, without penalty, on the last day of the current Interest Periods (or, if Lender may not lawfully continue to maintain and fund such Eurodollar Loans, immediately), or Borrower may convert such Eurodollar Loans at such appropriate time to Base Rate Loans.

          SECTION 5.3. INCREASED COST OR REDUCED RETURN.

                    (i) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                              (A) shall subject Lender to any tax, duty, or
                    other charge with respect to any Eurodollar Loans, the Revolving Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to Lender under this Agreement, or the Revolving Note, in respect of any Eurodollar Loans (other than franchise taxes and taxes imposed on the overall net income of Lender);

                              (B) shall impose, modify, or deem applicable any
                    reserve, special deposit, assessment, or similar requirement (other than reserve requirements, if any, taken into account in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, Lender, including the Commitment of Lender hereunder; or

                              (C) shall impose on Lender or on the London
                    interbank market any other condition affecting this Agreement or the Revolving Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to Lender of making, converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by Lender under this Agreement or the Revolving Note with respect to any Eurodollar Loans, then pursuant to Section 5.3(v) Borrower shall pay to Lender such amount or amounts as will compensate Lender for such increased cost or reduction. If Lender requests compensation by Borrower under this Section 5.3., Borrower may, by notice to Lender, suspend the obligation of Lender to make or continue Eurodollar Loans, or to convert all or part of the Base Rate Loan owing to Lender to Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.3. shall be applicable); provided that such suspension shall not affect the right of Lender to receive the compensation so requested.

                    (ii) If, after the date hereof, Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of Lender's obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time pursuant to Section 5.3(v) Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

                    (iii) Lender shall promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section 5.3. will designate a separate lending office, if applicable, if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to it. If Lender claims compensation under this
Section 5.3., Lender shall simultaneously furnish to Borrower a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

                    (iv) If Lender gives notice to the Borrower pursuant to
Section 5.3. hereof, Lender shall simultaneously give to the Borrower a statement signed by an officer of Lender setting forth in reasonable detail the basis for, and the calculation of such additional cost, reduced payments or capital requirements, as the case may be, and the additional amounts required to compensate Lender therefor.

                    (v) Within fifteen (15) days after receipt by the Borrower of any notice referred to in Section 5.3., the Borrower shall pay to Lender such additional amounts as are required to compensate Lender for the increased cost, reduce payments or increase capital requirements identified therein, as the case may be; provided, that the Borrower shall not be obligated to compensate Lender for any increased costs, reduced payments or increased capital requirements to the extent that Lender incurs the same prior to a date six (6) months before Lender gives the required notice.

          SECTION 5.4. BREAKAGE COSTS. Without duplication under any other provision hereof, if Lender incurs any actual loss, cost or expense (including, without limitation, any loss of profit and loss, cost, expense or premium reasonably incurred by reason of the liquidation or re-employment of deposits or other funds acquired by Lender to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to the Lender as a result of any of the following events other than any such occurrence as a result in the change of circumstances described in Sections 5.1. and 5.2.:

                    (i) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Eurodollar Interest Period (whether by acceleration, prepayment or otherwise);

                    (ii) any failure to make a principal payment of a Eurodollar Loan on the due date thereof; or

                    (iii) any failure by the Borrower to borrow, continue, prepay or convert to a Eurodollar Loan on the dates specified in a notice given pursuant to this Agreement.

then the Borrower shall within 15 days after demand pay to Lender such amount as will reimburse Lender for such loss, cost or expense. If Lender makes such a claim for compensation, it shall simultaneously furnish to Borrower a statement setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such statement shall be conclusive and binding absent manifest error.


                                   ARTICLE VI

                                      FEES

          SECTION 6.1. FACILITY FEE. The Borrower shall pay to the Lender a facility fee in the amount equal to $60,000.00, payable upon execution of this Agreement by the Borrower. An additional facility fee of one-half percent (.50%) of the incremental amount of any increase to the Borrowing Base Amount shall be owed by Borrower to the Lender, and such fee shall be payable by Borrower upon its acceptance of said increase; provided, however, if the Borrowing Base Amount is reduced and then reinstated to a higher amount, the additional facility fee will be applicable only to the incremental amount, if any, by which the higher amount exceeds the previous highest Borrowing Base Amount. The Borrower hereby authorizes the Lender to debit its account maintained with the Lender for collection of the facility fees.

          SECTION 6.2. UNUSED FEE. The Borrower shall pay the Lender an unused fee calculated on the unused portion of the Borrowing Base Amount as follows:
(i) if the Borrowing Base Usage is greater than or equal to 90%, the unused fee is 0.50%; (ii) if the Borrowing Base Usage is greater than or equal to 50% but less than 90%, the unused fee is 0.50%; and (iii) if the Borrowing Base Usage is less than 50%, the unused fee is 0.375%. The unused fee will be payable quarterly in arrears on the last day of each fiscal quarter, commencing June 30, 2002. The unused portion of the Borrowing Base Amount shall be determined on a daily basis by subtracting from the Borrowing Base Amount the Total Outstandings, and by averaging said daily amounts for the period for which the fee is to be determined. The Borrower hereby authorizes the Lender to debit its account maintained with the Lender for collection of the unused fee.

          SECTION 6.3. LETTER OF CREDIT FEE. The Borrower shall pay to the Lender a fee for each Letter of Credit as provided in Section 2.3.3. of this Agreement.

          SECTION 6.4. ENGINEERING FEE. The Borrower shall pay to the Lender a fee of $7,500.00 for each unscheduled determination of the Borrowing Base Amount requested by Borrower. The Borrower hereby authorizes the Lender to debit its account maintained with the Lender for collection of the fee.


                                   ARTICLE VII

                           CERTAIN GENERAL PROVISIONS

          SECTION 7.1. PAYMENTS TO THE LENDER. All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Related Documents shall be made to the Lender at its office in New Orleans, Louisiana at 313 Carondelet Street, New Orleans, Louisiana 70130, or at such other location that the Lender may from time to time designate in writing to the Borrower, in each case in immediately available funds.

          SECTION 7.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Related Documents shall be made without setoff and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender, on the date on which such amount is due and payable hereunder or under such other Related Document, such additional amount in Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Documents.

          SECTION 7.3. PRINCIPAL AMOUNT OF REVOLVING NOTE. The Borrower acknowledges and understands that notwithstanding the stated principal amount of the Revolving Note, that the Lender's obligation to fund Advances under the Revolving Note is limited for all purposes to the terms and conditions of this Agreement, including but not limited to, availability under the Borrowing Base Amount then in effect. IN ADDITION, THE BORROWER UNDERSTANDS AND AGREES THAT NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT OR THE REVOLVING NOTE TO THE CONTRARY, THAT THE LENDER SHALL NOT BE OBLIGATED TO FUND ANY AMOUNT IN EXCESS OF THE BORROWING BASE AMOUNT THEN IN EFFECT.

          SECTION 7.4. RATE MANAGEMENT TRANSACTIONS. The Borrower is permitted to enter into Rate Management Transactions with the Lender.

          SECTION 7.5. CALCULATION OF FEES. The fees set forth in Article VI above will be calculated on the basis of a year consisting of 360 days.


                                  ARTICLE VIII

                                   PREPAYMENTS

          SECTION 8.1. VOLUNTARY PREPAYMENTS. Borrower may at any time and from time to time, without premium or penalty, prepay Base Rate Loans. Borrower may at any time and from time to time, without penalty or premium subject to Section
5.4. hereof, prepay Eurodollar Loans outstanding upon at least three (3) Business Day's notice to Lender.

          SECTION 8.2. MANDATORY PREPAYMENT RESULTING FROM A QUARTERLY REDUCTION. Subject to Section 5.4 above, in the event the outstanding principal amount of all Loans under the Revolving Line of Credit exceed, as a result of a Quarterly Reduction, the Borrowing Base Amount then in effect, the Borrower shall make (on the first Business Day of the month following the Quarterly Reduction) a mandatory prepayment to the Lender of the excess amount and accrued, unpaid interest (through the date of payment) on such excess amount.

          SECTION 8.3. MANDATORY PREPAYMENT RESULTING FROM OVERADVANCES. Except as otherwise required by Section 13.2, in the event the unpaid principal amount of the Revolving Loans ever exceeds the Borrowing Base Amount then in effect (including any scheduled or unscheduled redetermination of the Borrowing Base Amount), the Borrower (at its option) agrees, within thirty (30) days after notice from Lender of the occurrence of such an excess amount (an "overadvance") to do the following (individually or in combination): (a) make a lump sum payment to the Lender in an amount equal to the overadvance; (b) grant to the Lender security interests or mortgage liens on new collateral having, in the Lender's sole discretion an incremental Borrowing Base Amount value at least equal to one hundred percent (100%) of such overadvance; or (c) make the first of six (6) (or fewer) consecutive monthly payments to the Lender, each in the amount equal to one-sixth (or such corresponding lesser amount if fewer than six payments are made) of the overadvance.


                                   ARTICLE IX

                          SECURITY FOR THE INDEBTEDNESS

          SECTION 9.1. SECURITY. The Indebtedness of the Borrower to the Lender under this Agreement and the Revolving Note shall be secured by the following:

          (a) the Mortgage;

          (b) the Security Agreement (and physical delivery to the Lender of the stock certificates therein described);

          (c) the Guaranty; and

          (d) any additional Collateral Documents granted by any Person in favor of Lender as security for the Indebtedness of the Borrower to the Lender under this Agreement and the Revolving Note.

          The Borrower understands and acknowledges that item (a) and (b) above constitute first priority mortgage liens and security interests affecting the Mortgaged Properties and 100% of the outstanding stock of the Guarantor in favor of the Lender, subject only to Permitted Encumbrances and Designated Title Exceptions as herein provided.


                                    ARTICLE X

                              CONDITIONS PRECEDENT

          SECTION 10.1. CONDITIONS PRECEDENT TO ALL REVOLVING LOANS. The obligation of the Lender to make any Revolving Loan hereunder shall be subject to the satisfaction and the continued satisfaction of the following conditions precedent:

          (a) On or prior to the date hereof, the Borrower shall have executed and delivered to the Lender this Agreement, the Revolving Note, the Mortgage, the Security Agreement, and all other documents required by this Agreement, all in form and substance and in such number of counterparts as may be required by the Lender;

          (b) On or prior to the date hereof, the Guarantor shall have executed and delivered to the Lender this Agreement, the Guaranty, and all other documents required by this Agreement, all in form and substance and in such number of counterparts as may be required by the Lender;

          (c) The representations, warranties, and covenants of the Borrower as set forth in this Agreement, or in any Related Document furnished to the Lender in connection herewith, shall be and remain true and correct as of such date (except to the extent specifically limited to a specified date);

          (d) On or prior to the date hereof, the Lender shall have received a favorable legal opinion of counsel to the Borrower and the Guarantor covering the transactions contemplated by this Agreement, in form, scope and substance satisfactory to the Lender;

          (e) The Lender shall have received certified resolutions of the Borrower and the Guarantor authorizing the execution of all documents and instruments contemplated by this Agreement;

          (f) The Lender shall have received all fees, charges and expenses which are due and payable as specified in this Agreement and any Related Documents;

          (g) No Default or Event of Default shall exist or shall result from the making of a Loan or the issuance of a Letter of Credit;

          (h) The Borrower shall have provided the Lender with all financial statements, reports and certificates required by this Agreement;

          (i) On or prior to the date hereof, the Lender shall have received the articles of incorporation and bylaws, as amended, and the Lender's counsel shall have reviewed the foregoing documents and is satisfied with the validity, due authorization and enforceability thereof and of all Related Documents;

          (j) On or prior to the date hereof, the Lender shall have received evidence acceptable to the Lender and their counsel that its Encumbrances affecting the Collateral shall have a first priority position, subject only to Permitted Encumbrances;

          (k) The Borrower shall have complied with the procedure set forth in this Agreement, for the making of a Revolving Loan;

          (l) Except as disclosed on Schedule 10.1 attached hereto there shall have occurred no Material Adverse Effect since the date of the most recent financial statements delivered by Borrower to Lender hereunder;

          (m) The Lender's reasonable satisfactory review prior to the date hereof of all environmental matters related to the Mortgaged Properties;

          (n) The Borrower must maintain insurance as required by Section 11.6, and deliver to Lender evidence of such insurance coverage;

          (o) To the extent requested by Lender and required by the Loan Documents, the Borrower shall have executed and delivered to the Lender blank form letters in lieu of division orders, in form and substance satisfactory to the Lender; and

          (p) On or prior to the date hereof, the Lender shall have received title opinions from counsel to Borrower (or other title information reasonably acceptable to the Lender) covering not less than eighty percent (80%) of the present value of the initial Borrowing Base Amount, as determined by the Lender, which opinions (or other title information reasonably acceptable to the Lender) must satisfy (in the Lender's reasonable discretion) the first sentence of
Section 11.3.

          The Lender reserve the right, in its sole discretion, to waive any one or more of the foregoing conditions precedent.

                                   ARTICLE XI

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lender as follows:

          SECTION 11.1. CORPORATE AUTHORITY OF THE BORROWER. The Borrower is a corporation duly created, validly existing, and in good standing under the laws of the state its incorporation, and is duly qualified and in good standing as foreign corporation in Louisiana and all other jurisdictions where the failure to qualify would have an adverse effect upon its ability to perform its obligations under this Agreement and all Related Documents to which it is a party. The Borrower has the corporate power to enter into this Agreement, execute the Revolving Note, Mortgage, Security Agreement, and grant the liens and security interests in the Collateral in the manner and for the purpose contemplated by the Collateral Documents. The Borrower has the corporate power to perform its obligations hereunder and under the Loan Documents and Related Documents. The execution, delivery, and performance by the Borrower of the Loan Documents and Related Documents have all been duly authorized by all necessary corporate or company action, and do not and will not result in any violation by the Borrower of any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower, or the articles of incorporation and bylaws of the Borrower. Except as set forth in Schedule 11.1 attached hereto, the making and performance by the Borrower of the Loan Documents and Related Documents do not and will not result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material agreement or instrument to which the Borrower is a party or by which it may be bound or affected, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as contemplated by the Related Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower. Each of the Loan Documents and Related Documents to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          SECTION 11.2. FINANCIAL STATEMENTS. The most recent balance sheet of the Borrower at the dates thereof, and the related statements of income and retained earnings for the year then ended, copies of which have been delivered to the Lender fairly present in all material respects the financial condition of the Borrower as of the date or dates thereof. Each of said financial statements were prepared in conformity with GAAP and, except as otherwise disclosed to Lender in writing, applied on a basis consistent with the preceding year. No Material Adverse Effect has occurred since said dates in the financial position or in the results of operations of the Borrower in its business taken as a whole.

          SECTION 11.3. TITLE TO MORTGAGED PROPERTIES. Except as set forth on
Schedule 11.3 attached hereto, the Borrower has Defensible Title to the Mortgaged Properties at a book cost in excess of $200,000 (except to the extent that (a) such assets have thereafter been disposed of in compliance with this Agreement or (b) leases for such property have expired pursuant to their terms), and, in each case free and clear of all Encumbrances except (other than Permitted

Encumbrances) (i) Encumbrances for taxes not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (ii) statutory Encumbrances (including materialmen's, mechanic's, repairmen's, landlord's and other similar encumbrances) arising in the ordinary course of business to secure payments not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (iii) easements, restrictions, reservations or other encumbrances, as well as such imperfections or irregularities of title, if any, as are not material, (iv) obligations or duties to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules, regulations and orders of any Governmental Authority, (v) all lessors' royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests and other burdens on or deductions from the proceeds of production, (vi) the terms and conditions of joint operating agreements and other oil and gas contracts, (vii) all rights to consent by, required notices to, and filings with or other actions by governmental or tribal entities, if any, in connection with the change of ownership or control of an interest in federal, state, tribal or other domestic governmental oil and gas leases, if the same are customarily obtained subsequent to such change of ownership or control, but only insofar as such consents, notices, filings and other actions relate to the transactions contemplated by this Agreement, (viii) any preferential purchase rights, (ix) required third party consents to assignment, (x) conventional rights of reassignment prior to abandonment and (xi) the terms and provisions of oil and gas leases, unit agreements, pooling agreements, and other documents creating interests comprising the oil and gas properties; provided, however, the exceptions described in clauses (iv) through (xi) inclusive above are qualified to include only those exceptions in each case which do not operate to (A) reduce the net revenue interest of the Borrower below that set forth on Schedule 11.3, (B) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interest of the Borrower above that set forth on Schedule 11.3 without a proportionate increase in the net revenue interest of the Borrower or (C) increase the working interest of the Borrower above that set forth on Schedule 11.3 without a proportionate increase in the net revenue interest of the Borrower, and, provided, further, that the foregoing defects, limitations, liens and encumbrances, whether individually material or not, do not in the aggregate create a Material Adverse Effect upon the Borrower (the categories of exceptions in clauses (iv) through (xi), as so qualified and as any such exceptions may exist from time to time, being referred to as the "DESIGNATED TITLE EXCEPTIONS"). The Mortgage constitutes a legal, valid and perfected first Encumbrance on the property interests covered thereby, subject only to Designated Title Exceptions, Permitted Encumbrances, and matters disclosed on Schedule 11.3. Further, as of the date hereof, the oil and gas properties constituting not less than ninety percent (90%) of the present value of the initial Borrowing Base Amount are Mortgaged Properties.

          SECTION 11.4. LITIGATION. Other than as set forth in Schedule 11.4 and as may be disclosed to the Lender in writing after the date of this Agreement, there are no legal actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, or any of its properties before any court or administrative agency (federal, state or local), which could reasonably be expected to constitute a Material Adverse Effect, and there are no judgments or decrees affecting the Borrower, or its property (including, without limitation, the Collateral) which are or could reasonably be expected to become an Encumbrance against such property (other than a Designated Title Exception or a Permitted Encumbrance), provided that no breach of this Section 11.4 shall occur if the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained.

          SECTION 11.5. APPROVALS. No authorization, consent, approval or formal exemption of, nor any filing or registration with, any governmental body or regulatory authority (federal, state or local), and no vote, consent or approval of the shareholders of the Borrower is or will be required in connection with the execution and delivery by the Borrower of the Related Documents or the performance by the Borrower of its obligations hereunder and under the other Related Documents, except to the extent obtained.

          SECTION 11.6. REQUIRED INSURANCE. The Borrower maintains insurance with insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which Borrower operates.

          SECTION 11.7. LICENSES. The Borrower possesses adequate franchises, licenses and permits to own its properties and to carry on its business as presently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          SECTION 11.8. ADVERSE AGREEMENTS. Except as described in Schedule 10.1, the Borrower is not a party to any agreement or instrument, nor subject to any charter or other restriction, materially and adversely affecting the business, properties, assets, or operations of the Borrower or its condition (financial or otherwise), and the Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default would constitute a Material Adverse Effect.

          SECTION 11.9. DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default hereunder has occurred and is continuing or will occur as a result of the giving effect hereto.

          SECTION 11.10. EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any such plan, (ii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

          SECTION 11.11. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 11.12. PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 11.13. REGULATIONS X, T AND U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations X, T and U of the Board of Governors of the Federal Reserve System), and none of the proceeds of the Loans will be used for the purpose of purchasing or carrying such margin stock.

          SECTION 11.14. LOCATION OF OFFICES AND RECORDS. As of the date hereof, the chief place of business of the Borrower, and the office where the Borrower keeps all of its records concerning the Collateral, is 14701 St. Mary's Lane, Suite 800, Houston, Texas 77079.

          SECTION 11.15. INFORMATION. All written information heretofore or contemporaneously herewith furnished by the Borrower to the Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby (excluding projections, estimates, and engineering reports) is, and all such information hereafter furnished by or on behalf of the Borrower to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading as of such date, taken as a whole. To the best knowledge of Borrower, the engineering reports delivered to the Lender in connection with this Agreement do not contain any material inaccuracies and/or omissions. The said engineering reports, however, are based upon professional opinions, estimates and projections and the Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. All other projections and estimates by the Borrower delivered hereunder or in connection herewith were prepared in good faith on the basis of the assumptions believed by the Borrower in good faith to be reasonable in light of the then current and foreseeable business conditions of the Borrower and its Subsidiaries at the time of preparation thereof, it being understood by the Lender that actual results may vary from projected results.

          SECTION 11.16. ENVIRONMENTAL MATTERS. Except as previously disclosed to the Lender in writing or as could not reasonably be expected to result in a Material Adverse Effect:

          (a) To the best of Borrower's knowledge and belief after due inquiry, Borrower is in compliance with all applicable Environmental Laws;

          (b) To the best of Borrower's knowledge and belief after due inquiry, Borrower has obtained all consents and permits required under all applicable Environmental Laws to operate its business as presently conducted or as proposed to be conducted and all such consents and permits are in full force and effect and Borrower is in compliance with all terms and conditions of such approvals;

          (c) To the best of Borrower's knowledge and belief after due inquiry, neither Borrower nor any of the present property or operations of Borrower is subject to any order from or agreement with any Governmental Authority or private party respecting (i) failure to comply with any Environmental Law or any Remedial Action or (ii) any Environmental Liabilities arising from the Release or threatened Release except those orders and agreements with which Borrower has complied;

          (d) To the best of Borrower's knowledge and belief after due inquiry, none of the operations of Borrower is subject to any judicial or administrative proceeding alleging a violation of, or liability under, any Environmental Law;

          (e) None of the operations of Borrower, to its best knowledge after due inquiry, is the subject of any investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release;

          (f) Borrower has not been required to file any notice under any Environmental Law indicating past or present treatment, storage or disposal of a hazardous waste as defined by 40 CFR Part 261 or any state or local equivalent which could reasonably be expected to have a Material Adverse Effect;

          (g) Borrower has not been required to file any notice under any applicable Environmental Law reporting a Release which could reasonably be expected to have a Material Adverse Effect;

          (h) There is not now, nor, to the best knowledge of Borrower, has there ever been, on or in any property of Borrower:

                    (i) any unauthorized generation, treatment, recycling, storage or disposal of any hazardous waste as defined by 40 CFR Part 261 or any state or local equivalent,

                    (ii) any underground storage tanks or surface impoundments without proper permits,

                    (iii)     any asbestos - containing material, or

                    (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

          (i) There have been no written commitments or agreements involving Borrower from or with any Governmental Authority or any private entity (including, without limitation, the owner of the Mortgaged Properties or any portion thereof) relating to the generation, storage, treatment, presence, Release, or threatened Release which could reasonably be expected to have a Material Adverse Effect on or into any of the properties of Borrower or the environment (including off-site disposal of Hazardous Materials) or any Remedial Action with respect thereto in non-compliance or violation of any Environmental Law;

          (j) Borrower has not received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release which could reasonably be expected to have a Material Adverse Effect;

          (k) To the best of Borrower's knowledge and belief after due inquiry, Borrower has no known liability in connection with any material Release or material threatened Release which could reasonably be expected to have a Material Adverse Effect;

          (l) After due inquiry, no Environmental Lien has attached (and continues to attach) to any properties of Borrower, provided that no breach of this Section 11.16(l) shall occur if the same is discharged within thirty days after the attachment thereof or an appeal or other appropriate proceeding for review thereof is taken within said thirty day period and/or a stay of execution pending such appeal is obtained; and

          (m) To the Borrower's best knowledge after due inquiry, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of Borrower in relation to any violation of Environmental Laws which violation could reasonably be expected to have a Material Adverse Effect in relation to any properties or facility now or previously owned or leased by Borrower which have not been made available to Lender.

          SECTION 11.17. SOLVENCY OF THE BORROWER. The Borrower is and after consummation of the transactions contemplated by this Agreement (including the making of the Loans and the issuance of Letters of Credit), and after giving effect to all obligations incurred by the Borrower in connection herewith, will be, Solvent.

          SECTION 11.18. GOVERNMENTAL REQUIREMENTS. The Collateral is in compliance with all current governmental requirements affecting the said property, except where failure could not reasonably be expected to have a Material Adverse Effect.

          SECTION 11.19. CORPORATE AUTHORITY OF THE GUARANTOR. The Guarantor is a corporation duly created, validly existing, and in good standing under the laws of the state of its incorporation, and is duly qualified and in good standing as foreign corporation in all other jurisdictions where the failure to qualify would have an adverse effect upon its ability to perform its obligations under this Agreement and all Related Documents to which it is a party. The Guarantor has the corporate power to enter into this Agreement and the Guaranty. The Guarantor has the power to perform its obligations hereunder and under the Loan Documents and Related Documents to which it is a party. The making and performance by the Guarantor of the Loan Documents and Related Documents to which it is a party have all been duly authorized by all necessary corporate or company action, and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Guarantor, or the articles of incorporation and bylaws of the Guarantor. The making and performance by the Guarantor of the Loan Documents and Related Documents to which it is a party do not and will not result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material agreement or instrument to which the Guarantor is a party or by which it may be bound or affected, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as contemplated by the Related Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor, and the Guarantor is not in default under or in violation of any such order, writ, judgment, decree, determination, award, indenture, agreement or instrument to the extent any such default or violation could reasonably be expected to have a Material Adverse Effect. Each of the Loan Documents and Related Documents to which the Guarantor is a party constitutes a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms.

          SECTION 11.20. CHASE PURCHASE AGREEMENT. As of the date hereof (without giving effect to any material modifications which may hereafter be made to this Agreement), (i) the Indebtedness is entitled to the benefits accorded the Senior Indebtedness (as such term is defined in the Chase Purchase Agreement) and (ii) the consent of the Investors (as such term is defined in the Chase Purchase Agreement) is not required for the Borrower's execution of and performance under this Agreement.

          SECTION 11.21. SECURITY AGREEMENT. The Security Agreement constitutes a first priority security interest affecting one hundred percent (100%) of the issued and outstanding stock of the Guarantor, and there are no other Encumbrances affecting the said stock.

          SECTION 11.22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Borrower understands and agrees that the Lender is relying upon the above representations and warranties in making the Loans to the Borrower. The Borrower further agrees that the foregoing representations and warranties shall be true and correct in all material respects as of the date(s) made or deemed made and shall remain in full force and effect until such time as the Indebtedness shall be paid in full, or until this Agreement shall be terminated, whichever is the last to occur.


                                   ARTICLE XII

                              AFFIRMATIVE COVENANTS

          In addition to the covenants contained in the Collateral Documents, which covenants are hereby ratified and confirmed by the Borrower, the Borrower covenants and agrees as follows:

          SECTION 12.1. FINANCIAL STATEMENTS; OTHER REPORTING REQUIREMENTS. The Borrower will furnish or cause to be furnished to the Lender:

          (a) as soon as available and in any event within one hundred twenty (120) days following the close of fiscal year of the Borrower, audited consolidated financial statements of the Borrower consisting of a balance sheet as at the end of such fiscal year and statements of income, and statement of cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, certified by Ernst & Young or such other independent certified public accountants of recognized standing acceptable to the Lender (such acceptance not to be unreasonably withheld),

          (b) as soon as available and in any event within forty-five (45) days following the close of each calendar quarter, interim consolidated financial statements of the Borrower, consisting of a balance sheet as of the end of such quarter and statements of income and cash flow, certified as true and correct by the Borrower's chief financial officer as having been prepared in accordance with GAAP consistently applied,

          (c)       upon each submission of the financial statements required by
                    (a) and (b) above, a compliance certificate signed by the chief financial officer of the Borrower in the form attached hereto as Exhibit A, certifying that he has reviewed this Agreement and to the best of his knowledge no Default or Event of Default has occurred, or if such Default or Event of Default has occurred, specifying the nature and extent thereof, that all financial covenants in this Agreement have been met, and providing a computation of all financial covenants contained herein, and details of any waivers, amendments, or modifications of any covenant contained in this Agreement, and said certificate shall include a schedule of all Hedging Agreements,

          (d) as soon as available and in any event within thirty (30) days after filing, a copy of the Borrower's federal tax returns,

          (e) by March 31st of each year, a third party engineering report (at Borrower's expense) dated as of the preceding December 31 covering oil and gas properties owned by the Borrower and included or to be included in the Borrowing Base Amount, in form and substance reasonably satisfactory to the Lender,

          (f) as soon as available and in any event within forty five (45) days after the end of each quarter, the following reports and data: reports of production (attributable to oil and gas properties owned by the Borrower and included or to be included in the Borrowing Base Amount), commodity prices, sales revenues, operating expenses for the Leases evaluated for determination of the Borrowing Base Amount, and production taxes, in form and content reasonably acceptable to the Lender,

          (g) as soon as available and in any event by September 30th of each year, an internally prepared engineering report covering oil and gas properties owned by the Borrower and included or to be included in the Borrowing Base Amount, and dated as of no earlier than the preceding June 30, in form and content reasonably satisfactory to the Lender, and

          (i) subject to Section 12.14, such other financial information or other information concerning the Borrower as the Lender may reasonably request from time to time.

          SECTION 12.2. NOTICE OF DEFAULT; LITIGATION; ERISA MATTERS. The Borrower will give written notice to the Lender as soon as reasonably possible and in no event more than five (5) Business Days of (i) the occurrence of any Default or Event of Default hereunder of which it has knowledge, (ii) the filing of any actions, suits or proceedings against the Borrower in any court or before any governmental authority or tribunal of which it has knowledge, which could reasonably be expected to cause a Material Adverse Effect with respect to the Borrower, (iii) the occurrence of a reportable event under, or the institution of steps by the Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Borrower may have liability, or (iv) the occurrence of any other action, event or condition of any nature of which it has knowledge which could reasonably be expected to cause, or lead to, or result in, any Material Adverse Effect to the Borrower.

          SECTION 12.3. MAINTENANCE OF EXISTENCE, PROPERTIES AND LIENS. The Borrower will (i) continue to engage in the Subject Business and other business activities reasonably related to thereto; (ii) maintain its existence and good standing in each jurisdiction in which it is required to be qualified; (iii) keep and maintain all franchises, licenses and properties necessary in the conduct of its business in good order and condition, except to the extent the failure to do so could not reasonably be expected to cause a Material Adverse Effect; (iv) duly observe and conform to all material requirements of any governmental authorities relative to the conduct of its business or the operation of its properties or assets, except to the extent the failure to do so could not reasonably be expected to cause a Material Adverse Effect; and (v) the Borrower will maintain in favor of the Lender a first perfected lien and security interest in the Collateral, subject only to Permitted Encumbrances and Designated Title Exceptions.

          SECTION 12.4. TAXES. The Borrower shall pay or cause to be paid when due, all taxes, local and special assessments, and governmental charges of every type and description, that may from time to time be imposed, assessed and levied against its properties. The Borrower further agrees to furnish the Lender with evidence that such taxes, assessments, and governmental and other charges due by the Borrower have been paid in full and in a timely manner, if such data is requested by the Lender. Notwithstanding the foregoing, the Borrower may withhold any such payment or elect to contest any lien if the Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as the Lender's interest in the Collateral is not jeopardized.

          SECTION 12.5.  INTENTIONALLY DELETED.

          SECTION 12.6 COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower shall comply with and shall use reasonable commercial efforts to cause all of its employees, agents, invitees or sublessees (while such Persons are acting within the scope of their relationship with the Borrower) to (i) comply with all Environmental Laws with respect to the disposal of Hazardous Materials, (ii) pay immediately when due the cost of removal of any such Hazardous Materials, and
(iii) keep the Borrower's properties free of any lien imposed pursuant to any Environmental Laws, provided that no breach of this Section 12.6 shall occur if
(a) the same is discharged within thirty (30) days after the Borrower is notified of non-compliance or an appeal or appropriate proceedings for review thereof is taken within such period and Borrower is not obligated to comply pending such appeal or other appropriate proceedings or (b) failure to do so could not reasonably be expected to have a Material Adverse Effect.

          The Borrower shall give notice to the Lender as soon as reasonably possible and in no event more than five (5) days after it receives any compliance orders, environmental citations, or other notices from any Governmental Authority relating to any Environmental Liabilities relating to its properties or elsewhere which may reasonably be expected to result in a Default of Event of

Default; the Borrower agrees to take any and all reasonable steps, and to perform any and all reasonable actions necessary or appropriate to promptly comply with any such citations, compliance orders or Environmental Laws requiring the Borrower to remove, treat or dispose of such Hazardous Materials, and, upon Lender's request, to provide the Lender with satisfactory evidence of such compliance in excess of $500,000; provided, however, that nothing contained herein shall preclude the Borrower from contesting any such compliance orders or citations if such contest is made in good faith, appropriate reserves are established for the payment for the cost of compliance therewith, and the Lender's security interest in any such property affected thereby (or the priority thereof) is not jeopardized.

          Regardless of whether any Event of Default hereunder shall have occurred and be continuing, the Borrower (i) releases and waives any present or future claims against the Lender for indemnity or contribution in the event the Borrower becomes liable for any Environmental Lien and/or Remedial Action, and
(ii) agrees to defend, indemnify and hold harmless the Lender from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys fees and remedial costs), suits, administrative orders, agency demand letters, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the termination of this Agreement) be paid, incurred, or suffered by, or asserted against the Lender by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from or onto the property of the Borrower of any Hazardous Materials, regulated by any Environmental Laws, contamination resulting therefrom, or arising out of, or resulting from, the environmental condition of such property or the applicability of any Environmental Laws relating to hazardous materials (including, without limitation, CERCLA or any so called federal, state or local "super fund" or "super lien" laws, statute, ordinance, code, rule, regulation, order or decree) regardless of whether or not caused by or within the control of the Lender (the costs and/or liabilities described in (i) and (ii) above being hereinafter referred to as the "Environmental Liabilities"). THE COVENANTS AND INDEMNITIES CONTAINED IN THIS SECTION 12.6 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ANY INDEMNIFIED PARTY; AND, PROVIDED, HOWEVER, NO RELEASE, WAIVER, DEFENSE OR INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION
12.6 IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE LENDER OR ITS AGENTS OR REPRESENTATIVES DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS, OR ITS AGENTS OR REPRESENTATIVES, SHALL HAVE OBTAINED OWNERSHIP, OPERATION OR POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE). ANY CLAIMS UNDER THIS SECTION 12.6 SHALL BE SUBJECT TO SECTION 15.9.

          SECTION 12.7. FURTHER ASSURANCES. The Borrower will, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by the Lender, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in this Agreement or the Collateral Documents.

          SECTION 12.8. FINANCIAL COVENANTS. The Borrower shall comply with the following covenants and ratios:

          (a) MINIMUM CURRENT RATIO. The Borrower shall at all times maintain a minimum Current Ratio of 1.0 to 1.0.

          (b) MINIMUM TANGIBLE NET WORTH. The Borrower shall at all times maintain a minimum Consolidated Tangible Net Worth of $56,000,000.00 plus 100% of the any increase in shareholder's equity resulting from the sale or issuance of preferred (to the extent such issuances increase shareholders equity on a GAAP basis) and common stock in Borrower subsequent to March 31, 2002, plus 50% of the Borrower's net income (excluding losses) subsequent to March 31, 2002, excluding the effect of any cumulative after-tax amounts of ceiling test write-downs incurred pursuant to Regulation SX4.10 of the Securities and Exchange Commission subsequent to December 31, 2001.

          (c) MINIMUM QUARTERLY DEBT SERVICE COVERAGE RATIO. The Borrower shall maintain at the end of each quarter a Debt service coverage ratio of not less than 1.25 to 1.0. For purposes of this covenant, the non-cash effects, if any, of Hedging Agreements pursuant to SFAS 133 will not be included, nor will the effect, if any, of ceiling test write-downs pursuant to Regulation SX4.10 of the Securities and Exchange Commission be included. Debt service coverage shall be calculated based on GAAP as follows: the ratio of (a) the difference of (i) EBITDA for the quarter just ended (excluding EBITDA related to assets pledged to secure Non-Recourse Indebtedness), minus (ii) permitted cash dividends paid during the quarter just ended, divided by (b) the sum of (i) required principal and interest paid in cash on the Indebtedness during the quarter just ended, plus (ii) all principal and interest paid in cash on Debt other than the Indebtedness during the quarter just ended, plus (iii) the positive difference, if any, of (x) principal and interest paid in cash on Non-Recourse Indebtedness during the quarter just ended, minus (y) positive EBITDA related to assets pledged to secure Non-Recourse Indebtedness during the quarter just ended.

          SECTION 12.9. OPERATIONS. The Borrower shall conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including compliance with all minimum funding standards and other requirements of ERISA of 1974, and other laws applicable to any employee benefit plans which they may have, except to the extent the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

          SECTION 12.10. CHANGE OF LOCATION. The Borrower shall, within ten (10) Business Days prior to any such change, notify the Lender in writing of any proposed change in the location of its chief executive office.

          SECTION 12.11. EMPLOYEE BENEFIT PLANS. The Borrower will maintain each employee benefit plan as to which it may have any liability, in material compliance with all applicable requirements of law and regulations.

          SECTION 12.12. DEPOSIT AND OPERATING ACCOUNTS. The Borrower will maintain its primary operating and savings accounts with the Lender.

          SECTION 12.13. PRODUCTION PROCEEDS. Subject to the terms and conditions of the Mortgage, the Borrower will cause all production proceeds and revenues attributable to the Mortgaged Properties to be paid and deposited in the Borrower's accounts maintained with Lender, and shall not redirect initial deposit of such proceeds to any other accounts.

          SECTION 12.14. FIELD AUDITS; OTHER INFORMATION. Upon reasonable prior notice, the Borrower shall allow the Lender's employees and agents access to its books and records and properties during normal business hours to perform field audits from time to time. The Borrower shall pay all reasonable costs and expenses associated with such field audits. The Borrower will provide the Lender with such other information as the Lender may reasonably request from time to time, subject in all cases to any confidentiality restrictions that may be applicable to the Borrower and its Subsidiaries and to any confidentiality restrictions that the Borrower reasonably imposes on the Persons receiving such information; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to disclose to Lender or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney's work product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information; and provided, further, that the Borrower will use commercially reasonable efforts to furnish such information (excluding information covered by confidentiality restrictions in agreements relating to seismic, geologic or geophysical data or similar technical and business matters relating to the exploration for oil and gas), which requirement shall be satisfied if the Lender is offered the opportunity to review such confidential information by executing or otherwise becoming a party to the confidentiality restrictions on substantially the same terms (including any standstill provisions) as are applicable to the Borrower.

            SECTION 12.15. INSURANCE. The Borrower shall maintain in effect all insurance required by this Agreement and the Collateral Documents, and the Borrower agrees to comply with the requirements of Section 11.6. above. The Borrower agrees to provide the Lender with certificates or binders evidencing such insurance coverage on an annual basis, and, if requested by the Lender, the Borrower further agrees to promptly furnish the Lender with copies of all renewal notices and copies of receipts for paid premiums. The Borrower shall provide the Lender with certificates or binders evidencing insurance coverage pursuant to all renewal or replacement policies of insurance no later than fifteen (15) days before any such existing policy or policies should expire.

            SECTION 12.16. SUBSIDIARIES. The Borrower agrees that any Subsidiary of the Borrower formed by or behalf of the Borrower after the date of this Agreement shall execute a guaranty of the Indebtedness (in a form substantially similar to the Guaranty).

            SECTION 12.17. POST CLOSING MATTERS. The Borrower agrees that within ninety (90) days from the execution of this Agreement, the Borrower shall (i) obtain ratifications of the following oil, gas and mineral leases from the heirs of the lessors under said leases, record the said mineral leases in Lafourche Parish, provide certified copies of the recorded leases to the Lender, and execute an amendment to the Mortgage (and a financing statement) to add the said leases to the Mortgaged Properties, in a form reasonably acceptable to the
Lender: (a) Lease dated effective September 1, 2000, executed by Patricia Jones Edgerton, as Executrix of the Succession of Nettie Marie Jones in favor of Carrizo Oil & Gas, Inc. covering the West Quarter of the Northeast Quarter of the Southwest Quarter in Section 45, Township 17 South, Range 21 East; and (b) Lease dated effective September 1, 2001, executed by Patricia Jones Edgerton as Executrix of the Succession of Nettie Marie Jones, Goyamo Oil Co., LLC, Montecito Oil Company, Louisiana Delta Farms, LLC, and Martin J. McAndrews, Jr. in favor of Carrizo Oil & Gas, Inc. covering 80 acres in Section 45, Township 17 South, Range 21 East; (ii) provide copies of the court proceedings authorizing Greg Schaefer as Guardian of the Person and Estate of Russell Schaefer to execute the lease in favor of Jerry L. Keehan, dated April 7, 1999 recorded in Volume 544, Page 716, Official Records of Matagorda County, Texas; (iii) obtain a release of the following lien, record said release in Brooks County, Texas, and provide a certified copy of the recorded release to the Lender: Deed of Trust in favor of Texas Commerce Bank, National Association, dated January 18, 1995 by Encinitas Partners, Ltd., filed January 22, 1995 under file # 064035, Brooks County, Texas; and (iv) obtain an assignment of a 35% gross working interest in the following leases from Brigham Oil & Gas, L.P. in favor of Borrower, record said assignment in Matagorda County, Texas, and provide a certified copy of said assignment to Lender:

          (a)       LESSOR:  Ramon Richard Rooth
                    LESSEE:  Brigham Oil & Gas, L.P.
                    DATE:         February 10, 1999
                    RECORDED:     Volume 536, Page 870

          (b)       LESSOR:  Rooth Rice Corporation
                    LESSEE:  Brigham Oil & Gas, L.P.
                    DATE:         February 9, 1999
                    RECORDED:     Volume 536, Page 172

          (c)       LESSOR:  Linnea Eileen Rooth Dilley
                    LESSEE:  Brigham Oil & Gas, L.P.
                    DATE:         February 10, 1999
                    RECORDED:     Volume 537, Page 679

          (d)       LESSOR:  Eric Lee Rooth
                    LESSEE:  Brigham Oil & Gas, L.P.
                    DATE:         February 10, 1999
                    RECORDED:     Volume 536, Page 161

          (e)       LESSOR:  Mylla Wolters
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         February 17, 1999
                    RECORDED:     Volume 540, Page 889

          (f)       LESSOR:  John C. Meeks
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         February 16, 1999
                    RECORDED:     Volume 533, Page 712

          (g)       LESSOR:  Callie Hamon
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         February 11, 1999
                    RECORDED:     Volume 540, Page 891

          (h)       LESSOR:  Winnie Lee Thebeau
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         February 16, 1999
                    RECORDED:     Volume 533, Page 736

          (i)       LESSOR:  Callie Barnett
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         February 11, 1999
                    RECORDED:     Volume 533, Page 714

          (j)       LESSOR:  Jim G. Meeks
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         February 16, 1999
                    RECORDED:     Volume 540, Page 893

          (k)       LESSOR:  Leta Wright
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         February 15, 1999
                    RECORDED:     Volume 540, Page 895

          (l)       LESSOR:  Billie Marie Schaefer
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         February 11, 1999
                    RECORDED:     Volume 540, Page 898

          (m)       LESSOR:  Henry Philip Schaefer
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         February 11, 1999
                    RECORDED:     Volume 540, Page 900

          (n)       LESSOR:  R. Schaefer Estate
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         April 7, 1999
                    RECORDED:     Volume 544, Page 716

          (o)       LESSOR:  Ginger B. Winkelmann
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         May 19, 1999
                    RECORDED:     Volume 547, Page 381

          (p)       LESSOR:  Gayle Scheffer Mitchum
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         May 19, 1999
                    RECORDED:     Volume 547, Page 383

          (q)       LESSOR:  Carl J. Schaefer, Jr.
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         May 19, 1999
                    RECORDED:     Volume 547, Page 385

          (r)       LESSOR:  Quentin B. Schaefer
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         May 19, 1999
                    RECORDED:     Volume 547, Page 387

          (s)       LESSOR:  Jane Schaefer Noteware
                    LESSEE:  Jerry L. Keehan, Inc.
                    DATE:         May 19, 1999
                    RECORDED:     Volume 547, Page 389

          (t)       LESSOR:  Gulf Coast Water Company
                    LESSEE:  Brigham Oil & Gas, L.P.
                    DATE:         August 22, 2001
                    RECORDED:     Volume 634, Page 646

          (u)       LESSOR:  Matagorda County, Texas
                    LESSEE:  Brigham Oil & Gas, L.P.
                    DATE:         September 28, 2001
                    RECORDED:     Volume 633, Page 730

          (v)       LESSOR:  Commissioner of General Land
                    LESSEE:  Brigham Oil & Gas, L.P.
                    DATE:         October 23, 2001
                    RECORDED:     Volume 645, Page 170

          (w)       LESSOR:  Dr. Russell A. Matthes, et al.
                    LESSEE:  Brigham Oil & Gas, L.P.
                    DATE:         January 12, 2002
                    RECORDED:     Volume 648, Page 603

          In the event one or more of the above items is not cured or resolved as set forth above, such failure shall not constitute an Event of Default. Rather, Lender shall have the right to redetermine the Borrowing Base Amount at the end of the above-provided 90 day cure period.

          SECTION 12.18. PHASE I ENVIRONMENTAL ASSESSMENT. The Borrower agrees that the Lender has the right at any time within ninety (90) days from the date of this Agreement, in its sole discretion, to commission a Phase I environmental assessment (from an environmental firm acceptable to Lender) covering the property comprising the Borrower's interests in the Louisiana Delta Farms Well No. 1 and Well No. 2 in Lafourche Parish, Louisiana. The Borrower further agrees that it shall be responsible for the costs of said environmental assessment up to $5,000.00.

                                  ARTICLE XIII

                               NEGATIVE COVENANTS

          In addition to the negative covenants contained in the Collateral Documents, which covenants are hereby ratified and confirmed by the Borrower, the Borrower covenants and agrees as follows:

          SECTION 13.1. LIMITATIONS ON FUNDAMENTAL CHANGES. Without the prior written consent of the Lender, the Borrower shall not form any Subsidiary that does not execute a guaranty of the Indebtedness, nor shall the Borrower consummate any transaction of merger or consolidation unless the Borrower is the surviving entity, or liquidate or dissolve itself (or suffer any liquidation or dissolution).

          SECTION 13.2. DISPOSITION OF ASSETS. The Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of, any of its property or assets to which the Lender has included a value in the Borrowing Base Amount (whether now owned or hereafter acquired) in excess of $500,000.00 in the aggregate between any two scheduled semi-annual Borrowing Base Amount redeterminations, without first obtaining the Lender's written consent, which consent will not be withheld provided the Borrower pays in full such portion of the Total Outstandings, if any, that exceeds the Borrowing Base Amount, attributable to the proposed asset sale, as determined by Lender in its complete and sole discretion based on its normal practices and standards for oil and gas loans.

          SECTION 13.3. REPURCHASE OF STOCK; RESTRICTED PAYMENTS. The Borrower shall not (i) repurchase or redeem for cash any of its common or preferred stock or (ii) pay any dividends or distributions, without the prior written consent of the Lender; provided, however, that (a) the Borrower may pay dividends on its existing Series B Convertible preferred stock and any additional shares of Series B Convertible preferred stock issued after the date of this Agreement, so long as no Event of Default exists hereunder at the time of such payment and/or results from such payment, (b) the Borrower may declare and pay dividends consisting entirely of capital stock of the Borrower, (c) the Borrower may make cash payments in lieu of fractional shares in an aggregate amount not exceeding $100,000, and (d) the Borrower may declare and pay distributions effecting "poison pill" rights plans provided that any securities or rights so distributed have a nominal fair market value at the time of declaration.

          SECTION 13.4. ENCUMBRANCES; NEGATIVE PLEDGE. The Borrower shall not create, incur, assume or permit to exist any Encumbrances on any of its property now owned or hereafter acquired, except for the following (hereinafter referred to as the "Permitted Encumbrances"):

          (a) Encumbrances for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as shall be required by GAAP shall have been made therefor;

          (b) Encumbrances of landlords, vendors, carriers, warehousemen, mechanics, laborers, materialmen and other Encumbrances arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

          (c) Inchoate liens arising under ERISA to secure the contingent liabilities, if any, permitted by this Agreement;

          (d) Encumbrances created by the Collateral Documents and any other Encumbrances in favor of the Lender to secure the Indebtedness;

          (e) Subject to Section 13.11. below, Encumbrances granted prior to the date of this Agreement to secure Non-Recourse Indebtedness, and/or Encumbrances granted after the date of this Agreement to secure Non-Recourse Indebtedness;

          (f)       Encumbrances existing on the date hereof and set forth in
                    Schedule 13.4, provided that such Encumbrances shall secure only those obligations which they secure on the date hereof;

          (g) Pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (h) Deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than capital lease obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (i) Zoning restrictions, easements, licenses, covenants, conditions, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business and minor irregularities of title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (j) Deposits, encumbrances or pledges to secure payments of workmen's compensation and other payments, public liability, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

          (k) Any Designated Title Exceptions which are incurred in the ordinary course of business and would not materially adversely affect the operations of the Borrower or otherwise in the aggregate have a Material Adverse Effect;

          (l)       Any Encumbrance securing Purchase Money Debt, provided that,
                    (i) such security interest is incurred, and the Debt secured thereby is created, within 180 days after the acquisition (or completion of construction) of the property or assets subject thereto, (ii) the Debt secured thereby does not include any other Debt that is not from the same financing source, (iii) such security interest do not apply to any other property or assets of the Borrower or any Subsidiary except any such property or assets which are the subject of any Encumbrance securing Debt from such financing source, and (iv) such Encumbrance does not affect any of the Mortgaged Properties included in the determination of the Borrowing Base Amount;

          (m) Any Encumbrance existing on any property or asset (together with any receivables, intangibles and proceeds related thereto) prior to the acquisition thereof by the Borrower or any Subsidiary, provided that (i) such Encumbrance is not created in contemplation of or in connection with such acquisition and (ii) such Encumbrance does not apply to any other property or assets of the Borrower or any Subsidiary; and provided, further, that (x) such Encumbrances do not secure any Debt or other obligation not permitted under this Agreement, and (y) such Encumbrances do not affect any of the Mortgaged Properties included in the determination of the Borrowing Base Amount;

          (n) Encumbrances securing Purchase Money Debt and Capital Lease Obligations in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary (together with any receivables, intangibles and proceeds related thereto), provided that (i) such security interests secure Debt permitted by Section 13.5(l)(i), (ii) such security interests are incurred, and the Debt secured thereby is created, within 180 days after such acquisition (or completion of construction), (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary, and (iv) such security interests do not affect any of the Mortgaged Properties included in the determination of the Borrowing Base Amount;

          (o) Encumbrances arising out of judgments or awards in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Borrower shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

          (p) Encumbrances on the property or assets of any Person existing at the time such Person becomes a Subsidiary of the Borrower and not incurred as a result of (or in connection with or in anticipation of) such Person's becoming a Subsidiary of the Borrower, provided that such Encumbrances do not extend to or cover any property or assets of the Borrower or any of its Subsidiaries other than the property or assets encumbered at the time such Person becomes a Subsidiary of the Borrower, and provided, further, that (i) such Encumbrances do not secure any Debt or other obligation not permitted under this Agreement, and (ii) such Encumbrances do not affect any of the Mortgaged Properties included in the determination of the Borrowing Base Amount; and

          (q)       Encumbrances securing Debt permitted to be incurred under
                    Section 13.5(j).

          SECTION 13.5. DEBTS. The Borrower, without the prior written consent of the Lender, will not incur, create, assume or in any manner become or be liable in respect of any Debt, except for:

          (a)       The Indebtedness;

          (b) Trade payables or operating and facility leases from time to time incurred in the ordinary course of business;

          (c) Non-Recourse Indebtedness not to exceed $25,000,000.00 at any time outstanding;

          (d) Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefore;

          (e) The indebtedness evidenced by the Subordinated Promissory Notes and guaranties executed by any Subsidiary of the Borrower guaranteeing payment thereof;

          (f) Indebtedness existing as of the date of this Agreement as set forth in Schedule 13.5;

          (g) Indebtedness arising under any performance bond, or letter of credit obtained for similar purposes, or any reimbursement obligations in respect thereof, entered into in the ordinary course of business;

          (h) Debt of the Borrower to any wholly owned Subsidiary of the Borrower and Debt of any wholly owned Subsidiary of the Borrower to the Borrower or any other wholly owned Subsidiary of the Borrower;

          (i) Contingent liability in the aggregate amount of $5,000,000.00 representing the Guarantor's proportionate share of costs and expenses to be incurred in the performance of RMG's drilling program, as said drilling program is described in Section 2.1 of the Purchase and Sale Agreement dated June 29, 2001 between the Guarantor, as Purchaser, and RMG, as Seller;

          (j) Debt represented by Hedging Agreements permitted by this Agreement;

          (k) Guaranties by the Borrower of Debt of any Subsidiary and by any Subsidiary of Debt of the Borrower or any other Subsidiary; and

          (l) Subject to a maximum aggregate principal amount at any time outstanding not in excess of $1,000,000.00, the following:
                    (i) Purchase Money Debt and Capitalized Lease Obligations;
                    (ii) additional unsecured Debt; and (iii) Debt of any Person that becomes a Subsidiary after the date hereof; provided, that such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary.

          SECTION 13.6. INVESTMENTS, LOANS AND ADVANCES. The Borrower will not make or permit to remain outstanding any loans or advances to or make investments or acquire an equity interest in any Person, except for:

          (a) Direct obligations of, or obligations the principal of and interest on which are unconditionally guarantied by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) Investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

          (c) Investments in certificates of deposit, banker's acceptances, repurchase agreements and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000.000;

          (d) Shares of funds registered under the Investment Company Act of 1940, as amended, that have assets of at least $100,000,000 and invest only in obligations described in clauses (a) through (c) above to the extent that such shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Ratings Service in one of the two highest rating categories assigned by such agency for shares of such nature;

          (e) Loans by the Borrower to the Guarantor and any other Subsidiary of Borrower that is a guarantor of the Indebtedness and/or capital contributions and/or investments by the Borrower in the Guarantor and any other Subsidiary of Borrower that is a guarantor of the Indebtedness;

          (f) Loans or advances to employees in the ordinary course of business in an aggregate amount to any single employee not in excess of $75,000 (or, if and to the extent such loans or advances shall be used by such employee for relocation expenses, $100,000) and in an aggregate amount for all employees of the Borrower and the Subsidiaries not in excess of $500,000 at any one time outstanding;

          (g) Trade credits and accounts arising in the ordinary course of business;

          (h) Investments made as a result of the receipt of non-cash consideration from an asset sale that was made pursuant to and in compliance with this Agreement;

          (i) Investments made in any debtor of the Borrower as a result of the receipt of stock, obligations or securities in settlement of debts created in the ordinary course of business and owing to the Borrower or any of its Subsidiaries;

          (j) Investments made pursuant to the requirements of farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar or customary arrangements entered into in the ordinary course of business (including, without limitation, advances to operators under operating agreements entered into by Borrower in the ordinary course of business) (provided that any such single investment in excess of $1,000,000 shall be approved by the Board of Directors of the Borrower);

          (k) Investments made in connection with the purchase, lease or other acquisition of all or substantially all of the business, property or assets of any Person, or capital stock of any Person, or any division, line of business or business unit of any Person (including, without limitation, (i) by the merger or consolidation of such Person into the Borrower or any of its Subsidiaries or by the merger of a Subsidiary of the Borrower into such Person and (ii) the purchase of proved reserves); and

          (l) Any other investments in any Person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (l) not to exceed $1,000,000.

          SECTION 13.7. OTHER AGREEMENTS. The Borrower will not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith; provided that the Borrower may agree to the redemption or repurchase of its securities upon a change of control or dissolution, winding-up or liquidation of, or the merger or sale of substantially all the assets of, the Borrower (provided that nothing in this Section 13.7 shall permit any action otherwise prohibited by Sections 13.1 and 13.2 hereof.).

          SECTION 13.8. TRANSACTIONS WITH AFFILIATES. Except as set forth on
Schedule 13.8 attached hereto, the Borrower shall not sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its affiliates unless such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained at the time of such transaction on an arm's-length basis from a Person who is not an affiliate and if such transaction involves an amount in excess of $500,000, such transaction has been approved by a majority of the members of the Board of Directors of the Borrower having no personal stake in such transaction; provided, however, that this Section 13.8 (i) shall not apply to transactions between a Subsidiary and the Borrower or any other Subsidiary, (ii) shall not prohibit any person serving as an officer, director, employee or consultant of the Borrower or any Subsidiary from (A) receiving reasonable compensation, benefits or indemnification in connection with his or her services in such capacity (except as otherwise included hereby), provided that any such compensation, benefits or indemnification are approved by a majority of the disinterested members of the Board of Directors of the Borrower or by the Compensation Committee of the Borrower, (B) receiving advances for travel or other business expenses made in the ordinary course of business or (C) participating in any benefit or compensation plan; and (iii) shall not restrict the Borrower from repaying to any director or its affiliates when due on its scheduled maturity dates any indebtedness for borrowed money permitted to be incurred in accordance with this Agreement.

          SECTION 13.9. USE OF REVOLVING LOAN PROCEEDS. The Borrower shall not use any Revolving Loan proceeds to finance investments in marketable securities.

          SECTION 13.10. COMMODITY TRANSACTIONS. The Borrower shall not enter into any speculative commodity transactions of any type or Hedging Agreement relating to the sale of aggregate Hydrocarbons production in excess of seventy-five percent (75%) of the total volume of such production projected in the most recent independent engineering report delivered to the Lender pursuant to Section 12.1(e) or as projected in the most recent internally prepared engineering report delivered to the Lender pursuant to Section 12.1(g), whichever is more recent, to come from the Borrower's proved developed producing reserves during the term of such Hedging Agreement. Notwithstanding the foregoing, the maximum duration of any permitted Hedging Agreement shall not exceed twenty-four (24) months. In addition, if Borrower desires to enter into Hedging Agreements affecting new wells, Borrower agrees to obtain the Lender's prior written consent to such Hedging Agreements, which consent shall not be unreasonably withheld.

          SECTION 13.11. INTENTIONALLY DELETED.

          SECTION 13.12. PAYMENTS ON PERMITTED SUBORDINATED DEBT. The Borrower and the Lender agree that the Borrower is permitted to pay the Subordinated Promissory Notes pursuant to the terms of the Chase Purchase Agreement and the Memorandum, and the Borrower agrees to observe all payment restrictions applicable to the Subordinated Promissory Notes as set forth in the Chase Purchase Agreement. Further, the Borrower agrees to exercise (to the maximum extent permitted by the Chase Purchase Agreement) its right to defer 60% of the interest accrued on the Subordinated Promissory Notes as provided by Section 3.3(a) of the Chase Purchase Agreement.


                                   ARTICLE XIV

                                EVENTS OF DEFAULT

          SECTION 14.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default:

          (a) DEFAULT UNDER THE INDEBTEDNESS. Should the Borrower default in the payment of principal under the Indebtedness of the Borrower to the Lender, or should the Borrower default in the payment of interest under the Indebtedness of the Borrower to the Lender within ten (10) days after any such interest payment is due.

          (b) DEFAULT UNDER THIS AGREEMENT. Should the Borrower violate or fail to comply fully with any of the terms and conditions of, or default under, this Agreement, and such default not be cured within thirty (30) days of the occurrence thereof (provided, however, that no cure period shall be available for a default in the obligation to maintain insurance coverages required hereby).

          (c) DEFAULT UNDER OTHER AGREEMENTS. Should any event of default occur or exist under any of the Related Documents or should the Borrower and/or the Guarantor violate, or fail to comply fully with, any terms and conditions of any of the Collateral Documents or Related Documents, and such default not be cured within ten (10) days of the occurrence thereof.

          (d) OTHER DEFAULTS IN FAVOR OF THE LENDER. Should the Borrower and/or the Guarantor default under any other loan, extension of credit, security agreement, or other obligation in favor of the Lender and fail to cure same in accordance with any applicable cure periods.

          (e) DEFAULT IN FAVOR OF THIRD PARTIES. Should the Borrower or the Guarantor (i) fail to pay Debt having a principal amount in excess of $100,000 in the aggregate (other than the amounts referred to in Section 14.1(a)), or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Debt shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or (ii) fail to perform any term, covenant or condition on its part to be performed under any agreement or instrument evidencing, securing or relating to Debt having a principal amount in excess of $100,000 in the aggregate, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or to permit the holder or holders of such Debt to accelerate, the maturity of such Debt.

          (f) INSOLVENCY. The following occurrences, in addition to the failure or suspension of the Borrower, shall constitute an Event of Default hereunder:

                    (i) Filing by the Borrower and/or the Guarantor of a voluntary petition or any answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by the Borrower and/or the Guarantor consenting to, approving of, or acquiescing in, any such petition or proceeding; the application by the Borrower and/or the Guarantor for, or the appointment by consent or acquiescence of, a receiver or trustee of the Borrower and/or the Guarantor for all or a substantial part of the property of the Borrower and/or the Guarantor; the making by the Borrower and/or the Guarantor, of an assignment for the benefit of creditors; the inability of the Borrower and/or the Guarantor or the admission by the Borrower and/or the Guarantor in writing, of its inability to pay its debts as they mature (the term "acquiescence" means the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within sixty (60) days after the appointment of a receiver or trustee); or

                    (ii) Filing of an involuntary petition against the Borrower and/or the Guarantor in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing and such petition remains undismissed or unanswered for a period of sixty (60) days from such filing; or the insolvency appointment of a receiver or trustee of the Borrower and/or the Guarantor for all or a substantial part of the property of the Borrower and/or the Guarantor and such appointment remains unvacated or unopposed for a period of sixty (60) days from such appointment, execution or similar process against any substantial part of the property of the Borrower and/or the Guarantor and such warrant remains unbonded or undismissed for a period of sixty (60) days from notice to the Borrower or the Guarantor of its issuance.

          (g) DISSOLUTION PROCEEDINGS. Should proceedings for the dissolution or appointment of a liquidator of the Borrower and/or the Guarantor be commenced.

          (h) FALSE STATEMENTS. Should any representation or warranty of the Borrower made by the Borrower to the Lender in this Agreement or any other Loan Document or in any certificate or statement furnished thereunder prove to be incorrect or misleading in any material respect when made or reaffirmed.

                    Upon the occurrence of an Event of Default, the Commitment will, at the option of the Lender, either terminate or be suspended (including any obligation to make any further Revolving Loans), and, at the Lender's option, the Revolving Note and all Indebtedness of the Borrower will become immediately due and payable, all without notice of any kind to the Borrower, except that in the case of type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. Nothing contained in this
Article 14 shall be construed to limit or amend in any way the Events of Default enumerated in the Revolving Note or any other Loan Document, or any other document executed in connection with the transaction contemplated herein.

            Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to Borrower or Guarantor (any such notice being expressly waived by Borrower and Guarantor), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any of the Lender to or for the credit or the account of Borrower against any and all of the indebtedness of Borrower under the Revolving Note and the Loan Documents, including this Agreement, irrespective of whether or not the Lender shall have made any demand under the Loan Documents, including this Agreement or the Revolving Note and although such indebtedness may be unmatured. Any amount set-off by the Lender shall be applied against the indebtedness owed the Lender by Borrower pursuant to this Agreement and the Revolving Note. The Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

          SECTION 14.2. WAIVERS. Except as otherwise provided for in this Agreement and by applicable law, the Borrower and the Guarantor waive to the extent permitted by applicable law (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Lender on which the Borrower and the Guarantor may in any way be liable and hereby ratify and confirm whatever the Lender may do in this regard, (ii) all rights to notice and a hearing prior to the Lender's taking possession or control of, or to the Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing the Lender to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. The Borrower and the Guarantor acknowledge that they have been advised by counsel of their choice with respect to this Agreement, the other Collateral Documents, and the transactions evidenced by this Agreement and other Collateral Documents.

                                   ARTICLE XV

                                  MISCELLANEOUS

          SECTION 15.1. NO WAIVER; MODIFICATION IN WRITING. No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification or waiver of any provision of this Agreement or of the Revolving Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by or on behalf of the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          SECTION 15.2. ADDRESSES FOR NOTICES. All notices and communications provided for hereunder shall be in writing and, shall be mailed, by certified mail, return receipt requested, or delivered as set forth below unless any person named below shall notify the others in writing of another address, in which case notices and communications shall be mailed, by certified mail, return receipt requested, or delivered to such other address.

               If to the Lender

                           Hibernia National Bank
                           213 W. Vermilion Street
                           Lafayette, LA 70502
                           Attn:  David Reid

               If to the Borrower:

                           Carrizo Oil & Gas , Inc.
                           14701 St. Mary's Lane
                           Suite 800
                           Houston, TX 77079
                           Attn: Frank A. Wojtek

               If to the Guarantor:

                           CCBM, Inc.
                           14701 St. Mary's Lane
                           Suite 800
                           Houston, TX 77079
                           Attn: Frank A. Wojtek

          SECTION 15.3. FEES AND EXPENSES. The Borrower agrees to pay all reasonable out of pocket fees, costs and expenses of the Lender in connection with the preparation, execution and delivery of this Agreement, and all Related Documents to be executed in connection herewith and subsequent modifications or amendments to any of the foregoing, including without limitation, the reasonable fees and disbursements of counsel to the Lender, and to pay all costs and expenses of the Lender in connection with the enforcement of this Agreement, the Revolving Note or the other Related Documents, including reasonable legal fees and disbursements arising in connection therewith. The Borrower also agrees to pay, and to save the Lender harmless from any delay in paying stamp and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, the Revolving Note, the other Related Documents, or any modification thereof.

          SECTION 15.4. SECURITY INTEREST AND RIGHT OF SET-OFF. The Lender shall have a continuing security interest in, as well as the right to set-off the obligations of the Borrower hereunder against, all funds which the Borrower may maintain on deposit with the Bank (with the exception of funds deposited in the Borrower's accounts in trust for third parties or funds deposited in pension accounts, IRA's, Keogh accounts and All Saver Certificates), and the Lender shall have a lien upon and a security interest in all property of the Borrower in the Lender's possession or control which shall secure the Indebtedness of the Borrower to the Lender under this Agreement and the Revolving Note.

          SECTION 15.5. WAIVER OF MARSHALING. The Borrower and the Guarantor shall not at any time hereafter assert any right under any law pertaining to marshaling (whether of assets or liens) and the Borrower and the Guarantor expressly agree that the Lender may execute or foreclose upon the Collateral in such order and manner as the Lender, in its sole discretion, deems appropriate.

          SECTION 15.6. GOVERNING LAW. This Agreement and the Revolving Note shall be deemed to be contracts made under the laws of the State of Louisiana and for all purposes shall be governed by and construed in accordance with the laws of said State.

          SECTION 15.7. CONSENT TO LOAN PARTICIPATION. The Borrower and the Guarantor agree and consent to any Lender's sale or transfer, whether now or later, of one or more participation interests in the Indebtedness of the Borrower arising pursuant to this Agreement to one or more purchasers, whether related or unrelated to the Lender. The Lender may provide, subject to the confidentiality requirements of Section 15.14, to any one or more purchasers, or potential purchasers, any information or knowledge such Lender may have about the Borrower, the Guarantor or about any other matter relating to such Indebtedness. The Borrower and the Guarantor also agree that the purchasers of any such participation interest will be considered as the absolute owners of such interests in such Indebtedness. In addition, any sale of a participation interest in the Indebtedness prior to the occurrence of an Event of Default will require the Borrower's consent, which consent shall not be unreasonably withheld.

          SECTION 15.8. CONSENT TO SYNDICATION. The Borrower and the Guarantor understand and acknowledge that the Lender may syndicate the Loans to one or more other lending institutions. The Borrower and the Guarantor consent, subject to the confidentiality requirements of Section 15.14 below, to the Lender's distribution to interested lending institutions of all financial information and other data in Lender's possession concerning Borrower and the Guarantor, including data prepared by or for Borrower and the Guarantor, so that the interested lending institution(s) may evaluate the Loans and the Collateral. The Lender will provide notice to the Borrower of the lending institutions that are distributed financial data concerning Borrower and the Guarantor. The Borrower and the Guarantor agree to enter into an amendment or restatement of this Agreement and any of the Related Documents in order to facilitate such syndication; provided, however, any syndication prior to the occurrence of an Event of Default will require the Borrower's consent, which consent shall not be unreasonably withheld. In addition, the Lender is expressly authorized to seek additional lending institutions to become a lender hereunder to fund any increase to the Borrowing Base Amount.

          SECTION 15.9. INDEMNITY.

          (a) Subject to the limitations set forth in Section 12.6 as to matters addressed therein, the Borrower and the Guarantor agree to indemnify and hold harmless the Lender and its officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Lender, including all local counsel hired by such counsel) ("Claim") incurred by the Lender in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of Borrower and the Guarantor, or its or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of Borrower and the Guarantor to the Lender hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Revolving Loans and the payment of all indebtedness of Borrower to the Lender hereunder and under the Revolving Note, provided that Borrower and the Guarantor shall have no obligation under this Section to the Indemnified Parties with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Indemnified Parties. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify Borrower and the Guarantor of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at Borrower's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrower or Guarantor may at its/their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS SECTION TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ANY LIABILITY INCLUDING STRICT LIABILITY IMPOSED OR THREATENED TO BE IMPOSED ON INDEMNIFIED PARTY AS WELL AS FROM THE

CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

          (b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including, without limitation, the maximum potential claims pending or to the knowledge of the indemnitee threatened against the Indemnified Party to be indemnified pursuant to this Section 15.9.

          SECTION 15.10. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other documents and instruments referred to herein, the Lender shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Revolving Note any amount in excess of the Maximum Rate, and in the event Lender ever receives, collects or applies as interest any such excess, of if an acceleration of the maturity of the Revolving Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Revolving Note for which such excess was received, collected or applied, and, if the principal balance of the Revolving
Note is paid in full, any remaining excess shall forthwith be paid to Borrower. All sums paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced by the Revolving Note and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate of interest permitted by law, Borrower and the Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or received throughout the entire contemplated term of the Revolving Note at the Maximum Rate.

          SECTION 15.11.  WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION.

          (a) THE BORROWER, THE GUARANTOR, AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER, THE GUARANTOR, AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE REVOLVING NOTE, (ii) THIS AGREEMENT, (iii) THE COLLATERAL DOCUMENTS OR (iv) THE COLLATERAL. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, THE GUARANTOR, AND THE LENDER, AND THE BORROWER AND THE LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS

OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER, THE GUARANTOR, AND THE LENDER EACH FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

          (b) THE BORROWER AND THE GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE REVOLVING NOTE, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION.

          SECTION 15.12. SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

          SECTION 15.13. HEADINGS. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

          SECTION 15.14. CONFIDENTIALITY. For the purposes of this Section 15.14, "CONFIDENTIAL INFORMATION" means information delivered to Lender by or on behalf of the Borrower or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement (including, without limitation, any information regarding the transactions contemplated hereby provided prior to the date of this Agreement), provided that such term does not include information that (a) was publicly known or otherwise known to Lender prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Lender or any Person acting on its behalf, or (c) otherwise becomes known to Lender other than through disclosure by the Borrower or any Subsidiary. Lender will maintain the confidentiality of such Confidential Information in accordance with Lender's standard procedures to protect confidential information of third parties delivered to Lender, provided that Lender may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates, (ii) its financial advisors and other professional advisors who are made aware of the confidential nature of such information, (iii) any other holder of the Note, (iv) any Person to which Lenders sells or offers to sell the Notes or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 15.14), (v) any federal or state regulatory authority having jurisdiction over Lender, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to Lender, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which Lender is a party or an Event of Default has occurred and is continuing, to the extent Lender may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or the protection of the rights and remedies under this Agreement and the other Loan Documents. Each holder of the Note or an interest therein, by its acceptance of the Note or an interest therein, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 15.14 as though it were a party to this Agreement.



           (The remainder of this page was intentionally left blank.)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  BORROWER:

                                  CARRIZO OIL & GAS, INC.
                                  A TEXAS CORPORATION

                                  By:
                                     ------------------------------------------
                                     Name:  Frank Wojtek
                                     Title: Vice President and Chief Financial
                                            Officer

                                  GUARANTOR:

                                  CCBM, INC.
                                  A DELAWARE CORPORATION

                                  By:
                                     ------------------------------------------
                                     Name:  Frank Wojtek
                                     Title: Vice President and Chief Financial
                                            Officer


                                  LENDER:

                                  HIBERNIA NATIONAL BANK

                                  By:
                                     ------------------------------------------
                                     Name:   David R. Reid
                                     Title:  Senior Vice President

                                    EXHIBIT A

                             COMPLIANCE CERTIFICATE

                          -----------------------------
                                      Date


Mr. David Reid
Senior Vice President
Hibernia National Bank
P. O. Box 3847
Lafayette, LA  70502


Dear Mr. Reid:

          This Compliance Certificate is submitted pursuant to the requirements of that certain Credit Agreement (the "Credit Agreement") dated May 24, 2002, by and among Carrizo Oil & Gas, Inc. (the "Borrower"), CCBM, Inc. (the "Guarantor"), and Hibernia National Bank (the "Lender").

          Under the appropriate paragraphs of the Credit Agreement, we certify that, to the best of our knowledge and belief, no condition, event, or act which, with or without notice or lapse of time or both, would constitute an event of default under the terms of the Credit Agreement, has occurred during the 3 month period ending ______________________ (the "Reporting Period"). Also, to the best of our knowledge, the Borrower has complied with all provisions of the Credit Agreement.

          Additionally, the Borrower submits the following financial information for the Reporting Period in accordance with the financial covenants and ratios contained in the Credit Agreement.

     I.     MINIMUM CURRENT RATIO

            Total Consolidated Current Assets (including the available portion under the Borrowing Base Amount, but excluding the effects, if any, of Hedging Agreements, pursuant to SFAS No. 13)........................  $
                                                                                              ----------------------
            Total Consolidated Current Liabilities (excluding principal amounts due under the Commitment) ..........................................  $
                                                                                              ----------------------
            Current Ratio..................................................................                  to
                                                                                              --------------    ---------------

            MINIMUM CURRENT RATIO REQUIRED.................................................    1.0   TO   1.0
                                                                                              ------    -------

     II.    MINIMUM CONSOLIDATED TANGIBLE NET WORTH

            (a)         Consolidated Shareholders' Equity (GAAP Basis).................................$
                                                                                                        --------------------------
            (b)         Less Intangible Assets (net of depreciation and amortization).................($                          )
                                                                                                        --------------------------
            (c)         Actual Consolidated Tangible Net Worth (a minus b).............................$
                                                                                                        ==========================
            (d)         Required Base Amount...........................................................$  56,000,000.00
            (e)         + Plus 100% of  any increase in shareholders' equity (GAAP basis)
                        resulting from sale of common and preferred stock
                        subsequent to 3-31-02..........................................................$
                                                                                                        --------------------------
            (f)         + Plus 50% of net earnings (excluding losses) occurring subsequent to 3-31-02.....................................................................$
                                                                                                        --------------------------
            (g)         Add back the cumulative after-tax amount of ceiling test
                        write downs incurred pursuant to Reg. SX4.10 of
                        the SEC subsequent to 12-31-01.................................................$
                                                                                                        --------------------------

            Required Consolidated Tangible Net Worth (d), plus (e) and (f) and (g).....................$
                                                                                                        ==========================

     III.   MINIMUM QUARTERLY DEBT SERVICE COVERAGE RATIO(1)

            (a)         Consolidated EBITDA for the Reporting Period...................................$
                                                                                                        --------------------------
            (b)         Less Amount of EBITDA related to assets pledged to
                        secure Non-Recourse Indebtedness..............................................($                          )
                                                                                                        --------------------------
            (c)         Difference (a-b)...............................................................$
                                                                                                        --------------------------
            (d)         Less permitted cash dividends paid during the Reporting Period.................$
                                                                                                        --------------------------
            (e)         Adjusted EBITDA-Difference (c) minus (d).......................................$
                                                                                                        ==========================

            (f)         Required principal and interest paid in cash on Indebtedness during the Reporting Period....................................................$
                                                                                                        --------------------------
            (g)         Principal and interest paid in cash on Debt (other than the
                        Indebtedness) during the Reporting Period......................................$
                                                                                                        --------------------------
            (h)         Positive difference, if any, of (x) principal and interest paid in cash on Non-Recourse Indebtedness during the Reporting
                        Period ..............................................(x) $
                                                                                   --------------
                        minus (y) positive EBITDA related to assets pledged to secure
                        Non-Recourse Indebtedness during the Reporting
                        Period...............................................(y) $                 ....$
                                                                                  ---------------       --------------------------
            (i)         Adjusted Debt Service-Sum of (f) + (g) + (h)...................................$
                                                                                                        ==========================

            Ratio (e) / (i)............................................................................             to
                                                                                                        -----------     ----------
            MINIMUM QUARTERLY DEBT SERVICE COVERAGE RATIO REQUIRED.....................................        1.25 TO 1.0
                                                                                                               ----    ---
            Signature Page for Compliance Certificate.


----------
(1) For purposes of this covenant, the non-cash effects, if any, of Hedging Agreements pursuant to SFAS No. 133 will not be included, nor will the effect, if any, of ceiling test write-downs pursuant to Reg. SX4.10 of the SEC.


                                   Sincerely,

                                   CARRIZO OIL & GAS, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------



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


                                   EXHIBIT "B"


                               REQUEST FOR ADVANCE



TO:       Hibernia National Bank
            ATTN: Mr. David Reid

                           RE: Credit Agreement dated as of May 24, 2002 among Carrizo Oil & Gas, Inc., CCBM, Inc., and Hibernia National Bank (the "Credit Agreement")

            Pursuant to the Credit Agreement, Carrizo Oil & Gas, Inc. (the "Borrower") hereby requests an Advance on the Commitment. Said Advance shall be in the amount of $__________________. The borrowing date is ______________. The
Advance shall be a: Base Rate Loan ____ or a Eurodollar Loan _____. (If Eurodollar Loan please state requested Interest Period ______________ months).

            The Borrower certifies that as of the date hereof: (a) the Borrower and the Guarantor are in compliance with all conditions and requirements of the Credit Agreement; and (b) no condition, event, or act exists which, with or without notice or lapse of time or both, would constitute an Event of Default under the Credit Agreement.


                                         CARRIZO OIL & GAS, INC.,
                                         a Texas corporation

                                         By:
                                            -----------------------------------
                                         Name:
                                                -------------------------------
                                         Title:
                                                   ----------------------------



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

                                   EXHIBIT "C"


                                 REVOLVING NOTE

$30,000,000.00                                                     May 24, 2002


            FOR VALUE RECEIVED, the undersigned CARRIZO OIL & GAS, INC., a Texas corporation (hereinafter referred to as the "Borrower") hereby unconditionally promises to pay to the order of HIBERNIA NATIONAL BANK (the "Lender") at 313 Carondelet Street, New Orleans, Louisiana 70130, the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00), in lawful money of the United States of America together with interest from the date funds are made available to the Borrower hereunder until paid at the rates specified in the Credit Agreement (as hereinafter defined). All payments of principal and interest due hereunder are payable at the office of Lender at 313 Carondelet Street, New Orleans, Louisiana 70130, or at such other address as Lender shall designate in writing to Borrower.

            The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement.

            This Note is executed pursuant to that certain Credit Agreement dated of even date herewith among Borrower, CCBM, Inc., and Lender (the "Credit Agreement"). Reference is made to the Credit Agreement and the Loan Documents (as that term is defined in the Credit Agreement) for a statement of prepayment, rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Credit Agreement and Loan Documents, the holder hereof (i) may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and (ii) shall have all rights and remedies of the Lender under the Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement. Reference is made to the Credit Agreement for provisions concerning the applicable procedures for Advances under this Note. NOTWITHSTANDING ANYTHING HEREIN CONTAINED TO THE CONTRARY, THE MAXIMUM AGGREGATE AMOUNT OF ALL ADVANCES AT ANY TIME OUTSTANDING UNDER THIS NOTE (AND LENDER'S OBLIGATION TO ADVANCE HEREUNDER) SHALL NOT EXCEED THE BORROWER BASE AMOUNT (AS DEFINED IN THE CREDIT AGREEMENT) THEN IN EFFECT. Unless otherwise defined herein, each capitalized term used herein shall have the same meaning set forth in the Credit Agreement.



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

            If Lender declares this Note to be in default, Lender has the right prospectively (immediately following any applicable cure period) to adjust and fix the simple interest rate under this Note until this Note is paid in full, as follows: the fixed default interest rate shall be equal to twenty-one (21%) percent per annum, or three (3%) percent per annum in excess of the interest rate under this Note at the time of default, whichever is greater. Notwithstanding the foregoing, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

            If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

            If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agree to pay all reasonable costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

            Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall be joint, several and solidary, and shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

            Borrower represents and warrants to Lender that loans evidenced by this Note were entered into primarily for commercial or business purposes as provided in La. R. S. 9:3509.



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

            As security for the prompt and punctual payment of this Note, Borrower collaterally assigns and pledges to Lender any rights which Borrower may have to funds which Borrower maintains on deposit with Lender (with the exception of funds deposited in tax-deferred accounts), and agrees that Lender may, upon occurrence of an Event of Default under the Credit Agreement and the expiration of any applicable grace period allowed to cure the Event of Default, apply such funds on deposit with Lender against the unpaid balance of this Note.

            This Note shall be governed by and construed in accordance with the applicable laws of the State of Louisiana.

            THIS WRITTEN NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS SET FORTH THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR WRITTEN AND ORAL UNDERSTANDINGS BETWEEN THE BORROWER AND THE LENDER AND ANY OTHER PARTIES WITH RESPECT TO THE MATTERS HEREIN SET FORTH.

            EXECUTED as of the date and year first above written.

                                CARRIZO OIL & GAS, INC.
                                a Texas corporation

                                By:
                                   --------------------------------------------
                                Name:
                                     ------------------------------------------
                                Title:
                                      -----------------------------------------



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